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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
TUPPERWARE BRANDS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tupperware Brands Corporation
14901 S. Orange Blossom Trail
Orlando, FL 32837

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353

To Our Shareholders:

        It is my pleasure to invite you to attend the annual meeting of shareholders of Tupperware Brands Corporation to be held on Wednesday, May 14, 2008, at the Hyatt Regency Orlando International Airport Hotel, 9300 Airport Boulevard, Orlando, Florida. The meeting will begin at 1:00 p.m.

        The notice of meeting and proxy statement following this letter describes the business expected to be transacted at the meeting. During the meeting we will also report on the current activities of the Company, and you will have an opportunity to ask questions. Whether or not you plan to attend this meeting, we urge you to sign the enclosed proxy card and return it, or to submit your proxy telephonically or electronically, as soon as possible so that your shares will be represented.

Sincerely,

Rick Goings Chairman and Chief Executive Officer
March 28, 2008

Tupperware Brands Corporation
14901 S. Orange Blossom Trail
Orlando, FL 32837

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The 2008 annual meeting of shareholders of Tupperware Brands Corporation will be held at the Hyatt Regency Orlando International Airport Hotel, 9300 Airport Boulevard, Orlando, Florida on Wednesday, May 14, 2008, at 1:00 p.m. to consider and vote upon:

  1.
  The election of four directors for the term expiring at the 2011 annual meeting of shareholders;

  2.
  The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 27, 2008;

  3.
  A proposal to amend the Company's Restated Certificate of Incorporation to provide for the annual election of directors; and

  4.
  Such other business as may properly come before the meeting and any adjournment thereof.

        The foregoing matters are described in more detail in the attached proxy statement.

        Please complete and sign the enclosed proxy card and return it promptly in the accompanying postage-paid envelope or submit a proxy telephonically or electronically, as is contemplated by the voting materials. This will ensure that your vote is counted whether or not you are able to be present. If you attend the meeting, you may revoke your proxy and vote in person.

        If you are a shareholder of record and plan to attend the meeting, please check your proxy card in the space provided or indicate your intention to attend as instructed by the telephonic and electronic voting instructions. Your admission ticket will be mailed to you prior to the meeting date. If your shares are not registered in your name, please advise the shareholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of ownership which will admit you to the meeting.

By order of the Board of Directors,

Thomas M. Roehlk Executive Vice President, Chief Legal Officer & Secretary
March 28, 2008

GENERAL INFORMATION

        This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors (the "Board") of Tupperware Brands Corporation (the "Company") of proxies to be voted at the annual meeting of shareholders of the Company to be held on May 14, 2008, and at any adjournment thereof. A notice regarding the availability of proxy materials for the annual meeting is being mailed to shareholders on or about March 28, 2008.

Voting at the Meeting

        The Board has fixed the close of business on March 17, 2008 as the record date for determining shareholders entitled to vote at the meeting. On that date there were outstanding 61,671,578 shares of the Company's common stock, each of which will be entitled to one vote. A majority of the shares outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business.

        Shares will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such shares will be voted as recommended by the Board. A shareholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Corporate Secretary of the Company at any time before the closing of the polls at the meeting. The Company has appointed an officer of Wells Fargo Bank, N.A., transfer agent for the Company, as the independent inspector to act at the meeting.

        The Company's Amended and Restated By-Laws require the affirmative vote of the holders of a majority of the votes cast at the meeting for the election of directors in uncontested elections and for the ratification of the appointment of the independent registered public accounting firm. The Company's Restated Certificate of Incorporation and applicable Delaware law require the affirmative vote of a majority of the shares of common stock outstanding to approve the amendment of the Certificate of Incorporation to provide for the annual election of directors. Abstentions are not treated as votes cast for purposes of director elections or the ratification of the appointment of the independent registered public accounting firm. However, an abstention will have the same effect as a vote "against" the proposed amendment to the Restated Certificate of Incorporation.

        Brokers who are registered shareholders owning shares on behalf of beneficial owners are required under stock exchange rules to obtain the instructions of beneficial owners before casting a vote on certain matters. In the absence of such instructions the broker may not vote the shares on such matters, and such a situation is referred to as a "broker non-vote." No voting items for this meeting involve the potential for broker non-votes.

1.    Election of Directors

Board of Directors

        The Board is currently divided into three classes of directors. At each annual meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. However, the Company seeks the approval of shareholders in voting matter number three to provide for the annual election of directors, so that commencing in 2009, directors who stand for election will be elected to serve a one-year term. Assuming shareholder approval to elect all directors on an annual basis occurs at this meeting, this will be the last class of directors elected to a three-year term. The Board has nominated four directors for re-election at this meeting, each for a term expiring in 2011. All of the nominees are currently directors of the Company. They are Catherine A. Bertini, Clifford J. Grum, Angel R. Martinez and Robert J. Murray.

        Unless otherwise specified, proxy votes will be cast for the election of all of the nominees as directors. If any such person should be unavailable for election, resign or withdraw, the Board has authority to either reduce the number of directors accordingly or designate a substitute nominee. In the latter event, it is intended that proxy votes will be cast for the election of such substitute nominee. Shareholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement.

        The following pages contain information concerning the nominees and the directors whose terms of office will continue after the meeting. Unless otherwise indicated, each such person has served for at least the past five years in the principal business position currently or most recently held.

Nominees for Election as Director for the Term Expiring in 2011:

CATHERINE A. BERTINI, Professor of Public Administration, Syracuse University, since August 2005, and a Senior Fellow, Agricultural Development, Bill and Melinda Gates Foundation since June 2007, after serving as Under Secretary General for Management of the United Nations since 2003. Prior thereto, Ms. Bertini was the Executive Director for the World Food Program of the United Nations for ten years. Term expires 2008. Age 57. First elected: 2005.

CLIFFORD J. GRUM, Retired Chairman of the Board and Chief Executive Officer of Temple-Inland Inc., a holding company with operations in corrugated packaging, building products and financial services. Mr. Grum retired from his position at Temple-Inland Inc. in 1999. Term expires in 2008. Age 73. First elected: 1996.

ANGEL R. MARTINEZ, President and CEO of Deckers Outdoor Corporation, an outdoor footwear manufacturer, since April 2005, after serving as President & CEO of Keen LLC, an outdoor footwear manufacturer, since April 2003. Prior thereto he served as an independent consultant in the footwear industry. Mr. Martinez also serves as a director of Deckers Outdoor Corporation. Term expires 2008. Age 52. First elected: 1998.

ROBERT J. MURRAY, Retired Chairman of New England Business Service, Inc., a business services company, after serving as Chairman and Chief Executive Officer from December 1995 until January 2004. Mr. Murray serves as a director of Delhaize Group, IDEXX Laboratories, Inc., LoJack Corporation and The Hanover Insurance Group, Inc. Term expires 2008. Age 66. First elected: 2004.

Vote Required

        To be elected, a nominee must receive the affirmative vote of a majority of the votes cast in his or her election, which means that he or she will be elected only if the votes cast "for" his or her election exceed the votes cast "against" his or her election. Even if a nominee is not re-elected, he or she will remain in office until a successor is elected or until his or her earlier resignation or removal. The Company's By-laws specify that a director who is not re-elected by the required majority vote shall promptly tender his or her resignation to the Board of Directors, which may be conditioned on acceptance by the Board of Directors. If a resignation is so conditioned on acceptance by the Board of Directors, the Nominating and Governance Committee shall make a recommendation to the Board of Directors on whether to accept or reject such resignation, or whether other action should be taken. The Board of Directors shall act on such resignation taking into account the recommendation of the Nominating and Governance Committee and shall publicly disclose its decision and the reasons for it within 90 days from the date the Inspector or Inspectors of Election certify the results of the applicable election. The director who tenders his or her resignation shall not participate in the decisions of the Nominating and Governance Committee or the Board of Directors that concern such resignation.

        THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

Directors continuing in office:

DR. RITA BORNSTEIN, Ph.D., President Emerita of Rollins College, an independent comprehensive liberal arts college, after retiring in 2005. Term expires 2010. Age 71. First elected: 1997.

KRISS CLONINGER III, President and Chief Financial Officer of AFLAC, Inc., an insurance and financial services firm, since 2001. Mr. Cloninger also serves as a director of AFLAC, Inc. and Total System Services, Inc. Term expires 2009. Age 60. First elected: 2003.

E.V. GOINGS, Chairman and Chief Executive Officer since October 1997. Mr. Goings serves as a director of R.R. Donnelley & Sons Company and SunTrust Bank of Central Florida, N.A. Term expires 2010. Age 62. First elected: 1996.

JOE R. LEE, Retired Chairman and CEO of Darden Restaurants, Inc., which owns and operates restaurant chains. Mr. Lee retired from his position at Darden Restaurants, Inc. in 2005. Mr. Lee serves as a director of SunTrust Bank of Central Florida, N.A. Term expires 2009. Age 67. First elected: 1996.

BOB MARBUT, Chairman and Co-CEO of Argyle Security, Inc., (and its predecessor company) a solutions and service provider in the physical electronic security industry since July 2005. Concurrently, since December 2004, he has served as Executive Chairman of Electronics Line 3000 Ltd., an electronic security technology company, and as Chairman of its subsidiary SecTecGLOBAL, Inc. since January 2003. Prior to 2003, he was Chairman of Hearst-Argyle Television, Inc. since January 1, 2001. Mr. Marbut serves as a director of Hearst-Argyle Television, Inc., Valero Energy Corporation, Electronics Line 3000 Ltd. and Argyle Security, Inc. Term expires 2009. Age 72. First elected: 1996.

DAVID R. PARKER, Chief Operating Officer of The Archstone Partnerships, a leading fund of hedge funds manager, since January 2005, after serving as Managing Director of the firm since January 2003. Mr. Parker serves as a director of Spherion Corporation. Term expires 2009. Age 64. First elected: 1997.

JOYCE M. ROCHÉ, President and Chief Executive Officer of Girls, Inc., a national non-profit youth organization whose purpose is to inspire girls to be strong, smart and bold, since September 2000. Ms. Roché serves as a director of AT&T Inc., Macy's Inc. and Anheuser-Busch Companies. Term expires 2010. Age 60. First elected: 1998.

J. PATRICK SPAINHOUR, Chairman and CEO of The ServiceMaster Company since May 2006, after serving as Chairman and CEO of Ann Taylor Stores Corporation from 1996 until 2005. Mr. Spainhour is a director of Circuit City Stores, Inc. and The ServiceMaster Company. Term expires 2009. Age 57. First elected: 2005.

M. ANNE SZOSTAK, President and CEO of Szostak Partners LLC, a consulting firm which advises CEOs on strategic and human resource issues, since June 2004. Prior thereto, Ms. Szostak served as Executive Vice President and Corporate Director of Human Resources of FleetBoston Financial Corporation, a diversified financial services company, since October 1998, as well as Chief Executive Officer of Fleet Bank of Rhode Island, a unit of FleetBoston Financial Corporation, from October 2001 until June 2004. Ms. Szostak serves as a director of Belo Corporation, ChoicePoint Inc., and Spherion Corporation. Term expires 2010. Age 57. First elected: 2000.

Board Committees

        The Audit, Finance and Corporate Responsibility Committee, which held seven meetings in 2007, reviews the scope and results of the audit by the independent auditors; evaluates, selects and replaces the independent auditors and has approval authority with respect to services provided by the independent auditors and fees therefor. The Committee monitors the independent registered public accounting firm's relationship with and independence from the Company. In addition, it reviews the adequacy of internal control systems and accounting policies, as well as reviewing and discussing with management and the independent auditors the Company's financial statements and recommending to the Board inclusion of the audited annual financial statements in the Company's Annual Report on Form 10-K filed with the United States Securities and Exchange Commission. It also reviews and makes recommendations to the Board of Directors concerning the Company's financial structure and financing needs and activities, and makes determinations regarding related party transactions, if any. Members of this Committee are Mr. Cloninger (Chairperson), Ms. Bertini, Dr. Bornstein, and Messrs. Grum, Martinez and Murray. All such members are independent in accordance with New York Stock Exchange listing standards and the Board has determined that one member of this Committee (Mr. Grum) is an audit committee financial expert as defined by applicable rules. None of the members of this Committee serve on more than three audit committees.

        The Compensation and Management Development Committee, which held four meetings in 2007, makes compensation recommendations to the Board for the Company's senior management, including the Chief Executive Officer. It also directs the administration of and makes various determinations under management incentive plans, appoints members of senior management to have responsibility for the design and administration of employee benefit plans, reviews employee benefit plan investment performance and policies, and ensures that the Company has a system of developing and evaluating key executives for management succession purposes. Members of this Committee are Ms. Roché (Chairperson), Ms. Szostak and Messrs. Lee, Marbut, Parker and Spainhour. All such members are independent in accordance with New York Stock Exchange listing standards. The Compensation and Management Development Committee of the Board of Directors establishes the executive compensation objectives of the Company, and administers the Company's compensation program within the context of those objectives. This Committee approves salary and incentive structures for executive management, specifically approves salaries and incentive programs for corporate officers, and recommends for the approval of the full Board of Directors the salaries and incentive programs for those corporate officers at or above the level of senior vice president, including each of the named executive officers. While this Committee may specifically set the salary and incentive program for any key executive below the level of corporate officer, the Committee as a general matter delegates this role to senior management. The Company's Executive Vice President and Chief Human Resources Officer and Chief Executive Officer recommend all officer-level compensation actions, except that the chief executive officer is not involved in any recommendation concerning his own compensation. The Chief Executive Officer's compensation is recommended by the Committee after consultation with its compensation consultant, which it directly engages, as authorized by its charter. In 2007, the Committee engaged the services of Hewitt & Associates LLC to provide a variety of services, including evaluations of performance target practices and executive compensation trends.

        The Nominating and Governance Committee, which met twice in 2007, identifies and reviews qualifications of and recommends to the Board candidates for election as directors of the Company, and also acts on other matters pertaining to Board membership. This Committee evaluates and determines the criteria for selection of a director candidate in the context of the continuing makeup of the Board of Directors based on the facts and circumstances of the Company. Once such criteria have been determined, the Committee conducts a search for qualified candidates, which may include the use of third-party search organizations or solicitations of nominee suggestions from management or the non-management members of the Board. The Committee's criteria for consideration as a candidate for selection include, at a minimum, experience in managing a consumer products business or an international business or organization, experience as a chief executive officer, chief operating officer or other senior position with a public company, or possession of financial expertise. After compiling background material on potential nominee candidates, management provides an analysis against Committee-established criteria and promising candidates are interviewed by the chairperson of the committee, by management and, if appropriate, by other independent directors. As part of this process, a determination is made relating to a candidate's possible schedule conflicts, conflicts of interest, concerns over independence and financial literacy or expertise. If a third-party search firm is paid a fee for a search, it identifies potential candidates, meets with appropriate members of the Committee and management to clarify issues and requirements, communicates with candidates, arranges for interviews with management and directors, and prepares materials for consideration by the Committee. The Committee also considers any recommendations of shareholders as to candidates for Board membership. Any shareholder who desires to propose to the Committee a candidate for Board membership should send to the attention of the Corporate Secretary of the Company, 14901 S. Orange Blossom Trail, Orlando, Florida 32837, a letter of recommendation containing the name and address of the proposing shareholder and the proposed candidate, a written consent of the proposed candidate and a complete business, professional and educational background of the proposed candidate. Candidates recommended by shareholders following this process will be evaluated by the Committee using the same criteria used to evaluate other director candidates. The Committee also evaluates the corporate governance characteristics of the Company and makes recommendations to the Board of Directors in regard thereto. This Committee also determines compensation of non-management directors of the Company. No aspect of this determination is delegated to management, although the Committee does request the recommendation of the Company's chief executive officer. This Committee is authorized to engage directly a compensation consultant to make recommendations regarding director compensation. Members of this Committee are Mr. Parker (Chairperson), Ms. Roché, Ms. Szostak, and Messrs. Cloninger, Grum and Murray, and all such members are independent in accordance with New York Stock Exchange listing standards. Mr. Parker also serves as the Company's Presiding Director.

        The Executive Committee, which did not meet in 2007, has most of the powers of the Board and can act when the Board is not in session. Members of this Committee are Mr. Goings (Chairperson), Ms. Roché and Messrs. Cloninger, Grum and Parker.

Board Meetings and Annual Meeting of Shareholders and Directors' Attendance

        There were six Board meetings held in 2007. Except for Mr. Lee, who was ill during the year, no director attended fewer than 75 percent of the aggregate of Board meetings and committee meetings on which the director served as a committee member. The Board has adopted Corporate Governance Principles which are set forth on the Company's website and which provide, in part, that directors should be available to attend scheduled and special Board and committee meetings on a consistent basis and in person, as well as to attend the annual meeting of shareholders. Twelve of the Board's thirteen directors attended the Annual Meeting of Shareholders in 2007.

Corporate Governance

        The Board has established corporate governance guidelines, a code of conduct for its officers, employees and directors, a code of ethics for financial executives and charters for the key committees of its Board of Directors. The codes apply to the Company's principal executive officer, principal financial officer and principal accounting officer, among others. These corporate governance documents may be viewed by accessing the Company's website at www.tupperwarebrands.com. Copies of these documents may also be obtained through a request in writing to the Corporate Secretary's Department, Tupperware Brands Corporation, P.O. Box 2353, Orlando, Florida 32802-2353, USA. The Company will, to the extent required by law or regulation, disclose on its website if and when there are any waivers of or amendments to its code of conduct or code of ethics.

        In addition, the Company has implemented written, telephonic and electronic means for interested parties to communicate directly with the Company's compliance officers or with the non-management members of the Company's Board of Directors. Communications from interested parties to non-management directors are routed to the chairperson of the Audit, Finance and Corporate Responsibility Committee of the Board of Directors, who then determines whether such communication shall be distributed to all non-management directors, make such distribution, if so determined, and oversee any reaction to such communications by the Board of Directors, if appropriate. Instructions regarding the various means to communicate with the Company's compliance officers or the Board of Directors are located at TupperwareBrands.com\Investor Relations\Corporate Governance\Code of Conduct. These procedures allow for such communications to be confidential, and if desired, anonymous. Interested parties may contact the Company's non-management directors by writing to Board of Directors, c/o Tupperware Brands Corporation, Post Office Box 2353, Orlando, Florida 32802-2353, USA. The website also includes an online form that may be used to communicate electronically. Lastly, communication may be made telephonically via a confidential toll free hotline at 877-217-6220 in the United States and Canada or by calling collect to 770-582-5215 from all other locations. If the operator asks for a name when calling collect, to remain anonymous, the caller may respond "Tupperware". The hotline is staffed by multi-lingual professionals available through an independent company called The Network. The caller may direct the report to the Board of Directors by so advising The Network.

        Each regularly-scheduled meeting (excluding telephonic meetings) of the Board of Directors includes an executive session of the non-management members of the Board of Directors. The Company has established the position of Presiding Director, which position is presently filled by David R. Parker. The Presiding Director acts as the chairperson of the executive sessions of the non-management members of the Board and currently serves as the Chair of the Nominating and Governance Committee, in addition to having other duties.

        The Board of Directors has affirmatively determined that each of the following non-management members of the Board (or entity with which such director is affiliated) has no material relationship with the Company, taking into consideration all relevant facts and circumstances, including without limitation, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and the categorical standard discussed below, and therefore that each such member is independent, in accordance with New York Stock Exchange listing standards: Catherine A. Bertini, Rita Bornstein, Kriss Cloninger, III, Clifford J. Grum, Joe R. Lee, Bob Marbut, Angel R. Martinez, Robert J. Murray, David R. Parker, Joyce M. Roché, J. Patrick Spainhour and M. Anne Szostak. The Board of Directors has adopted a categorical standard which permits a transaction, relationship or arrangement between a director and the Company to exist in which the annual financial amount involved does not exceed the greater of $1 million or two percent of the consolidated gross revenue of the Company or the organization with whom the non-management director is affiliated, whichever is lower. Any such permitted transaction, relationship or arrangement shall be deemed immaterial and shall not constitute a conflict of interest preventing a determination that a director is independent. In determining that Ms. Roché and Dr. Bornstein are independent, the Board of Directors considered the financial contributions by the Company to Girls, Inc. and Rollins College, respectively.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the number of shares of the Company's common stock beneficially owned by each of the directors, by each of the executive officers named in the Summary Compensation Table and by all directors and all executive officers of the Company as a group on March 17, 2008, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated. No director or officer owns more than 1 percent of the Company's common stock, except Mr. Goings, who owns 3.28 percent. Directors and officers as a group own 7.1 percent of the Company's common stock.

Name	Sole Ownership	Shared Ownership or held by or for Family Members	Shares that may be acquired within 60 days of March 17 (1)	Restricted Stock (2)	Retirement Savings Plan-401(k)	Total Shares Beneficially Owned
Catherine A. Bertini	4,305	0	4,142	1,500	0	9,947
Rita Bornstein	9,021	0	22,285	1,500	0	32,806
Kriss Cloninger III	10,519	0	12,142	1,500	0	24,161
R. Glenn Drake	21,729	0	255,699	12,000	6,363	295,791
E.V. Goings (3)	262,604	69,632	1,549,700	136,000	3,017	2,020,953
Clifford J. Grum	41,358	23,000	19,142	1,500	0	85,000
David T. Halversen	6,052	0	165,800	12,000	10,042	143,894
Simon C. Hemus	0	0	38,266	16,000	1,531	55,797
Joe R. Lee	24,734	0	24,142	1,500	0	50,376
Bob Marbut	31,457	0	22,142	1,500	0	55,099
Angel R. Martinez	1,183	6,051	17,142	1,500	0	25,876
Robert J. Murray	11,265	0	8,142	1,500	0	20,907
David R. Parker	15,376	0	24,642	1,500	0	41,518
Michael S. Poteshman	15,284	0	116,533	8,000	3,275	143,092
Joyce M. Roché	11,976	0	17,714	1,500	0	31,190
J. Patrick Spainhour	3,029	0	142	1,500	0	4,671
M. Anne Szostak	8,908	0	17,142	1,500	0	22,550

Subtotal	478,800	98,683	2,259,917	202,000	24,228	3,063,628

All directors and executive officers as a group (29) (including the individuals named above)	560,701	117,534	3,390,057	261,247	48,749	4,378,288

(1)
Includes stock options granted under the Company's 1996, 2000, 2002 and 2006 Incentive Plans and Director Stock Plan. In addition it includes the estimated shares of common stock that will be paid in lieu of fees under the Director Stock Plan at the end of the first quarter 2008.

(2)
Holders of restricted stock have the ability to vote such shares but do not have any investment power (i.e., the power to dispose or direct the disposition) with respect to such shares.

(3)
This amount includes 95,600 shares held by Mr. Goings in sole ownership that are pledged as security for the repayment of an outstanding loan under the Management Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information with respect to any person who is known to be the beneficial owner of more than 5 percent of the Company's common stock, which is the Company's only class of outstanding voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
State Street Bank and Trust Company One Lincoln Street Boston, MA 02111	3,704,041	(1)	6.01
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	3,119,694	(2)	5.06

(1)
Based upon a Schedule 13G filed on February 12, 2008, as of December 31, 2007, State Street Bank and Trust Company directly held 3,704,041 shares of Tupperware Brands Corporation common stock, with sole voting power over all such shares and shared dispositive power (but no sole dispositive power) with respect to all such shares.

(2)
Based upon a Schedule 13G filed on February 5, 2008, as of December 31, 2007, Barclays Global Investors, N.A. indirectly held 3,119,694 shares of Tupperware Brands Corporation common stock, with sole dispositive power with respect to such shares and sole voting power with respect to 2,885,674 of such shares. The entities comprising the Barclays Global Investors group are: Barclays Global Fund Advisors (accounting for sole voting and dispositive power over 1,466,818 of such shares); Barclays Global Investors, Ltd.; Barclays Global Investors Japan Trust and Banking Company Limited; Barclays Global Investors Japan Limited; Barclays Global Investors Canada Limited; Barclays Global Investors Australia Limited; and Barclays Global Investors (Deutschland) AG.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission reports relating to their ownership of the Company's common stock and changes in such ownership. Based solely on a review of the reports that have been filed by or on behalf of such persons and written representations from the Company's directors and executive officers that no other reports were required, the Company believes all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with for the Company's 2007 fiscal year, with the exception of Nicholas K. Poucher, an officer of the Company. The Company inadvertently failed to report all of Mr. Poucher's share ownership in his Form 3, which was corrected by a later filed amended Form 3.

TRANSACTIONS WITH RELATED PERSONS

Policy

        The Board of Directors of the Company has adopted a written policy regarding the review, approval and ratification of transactions with related persons. Under this policy, any such transaction shall be subject to review, approval and (if applicable) ratification by (1) the Chairman and Chief Executive Officer of the Company, and (2) the Audit, Finance and Corporate Responsibility Committee of the Board of Directors (or, if determined by that Committee, by all of the independent directors of the Company). Transactions which are covered by this policy include all transactions which would be the subject of disclosure under applicable securities laws and regulations. The standard of review to be employed in such determinations shall be to take into consideration factors relevant to the transaction, such as the size of the transaction, the amount payable to, or by, the related person, the nature of the interest of the related person in the transaction, whether the transaction may involve a conflict of interest, and whether the transaction involves goods or services available to the Company from unaffiliated third parties with comparable terms and conditions.

Transactions

        In October 2000, a subsidiary of the Company adopted the Management Stock Purchase Plan, pursuant to which such subsidiary loaned amounts to a group of executive officers of the Company, only four of whom continued to have loans outstanding at some point during 2007. The proceeds of the loans were used to purchase shares of common stock of the Company, which were pledged to secure the repayment of the loans. The purpose of the foregoing loan transactions was to enable the borrowers to substantially increase their ownership in the common stock of the Company and to serve as an incentive for performance to increase shareholder value. Based upon the provisions of the Sarbanes-Oxley Act of 2002, no further loans to executive officers or directors are permitted. The details of the foregoing indebtedness are as follows:

				Interest Amount
Name	Largest Principal Outstanding in 2007	Outstanding Balance as of 3/17/08	Principal Amount Paid in 2007	Interest Rate	Paid in 2007
E.V. Goings	$2,362,536	$1,579,115	$762,330	5.96%	$147,770
Josef Hajek	242,085	0	53,940	5.96	14,099
Christian E. Skoeder	673,604	432,943	237,905	5.96	37,741
Jose R. Timmerman	348,590	0	112,377	5.96	21,892

REPORT OF THE AUDIT, FINANCE AND CORPORATE RESPONSIBILITY COMMITTEE

        The Audit, Finance and Corporate Responsibility Committee of the Board of Directors (under this heading, the "Committee") has reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 29, 2007, which management has represented to the Committee have been prepared in accordance with accounting principles generally accepted in the United States of America, and PricewaterhouseCoopers LLP has concurred in such representation in its opinion relating to such audited financial statements. The Committee discussed with representatives of PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards Number 61. In addition, the Committee received from PricewaterhouseCoopers LLP the written disclosures and letter required by the Independence Standards Board Standard Number 1 (Independence Discussions with Audit Committee) and has discussed with that firm its independence, and has considered whether the provision of non-audit services is compatible with maintaining such firm's independence.

        Management has responsibility for establishing and maintaining the Company's internal control system and its financial reporting process, and PricewaterhouseCoopers LLP has responsibility for auditing the Company's consolidated financial statements and its internal control system in accordance with auditing standards generally accepted in the United States of America and issuing an audit report. The Committee monitors and oversees these processes.

        Based upon the foregoing disclosures, representations, reports and discussions, the Committee recommended to the Board of Directors that the audited financial statements for the Company's 2007 fiscal year be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2007.

                  Audit, Finance and Corporate Responsibility Committee
                  Kriss Cloninger III, Chairperson
                  Catherine A. Bertini
                  Dr. Rita Bornstein
                  Clifford J. Grum
                  Angel R. Martinez
                  Robert J. Murray

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis ("CD&A")

Executive Summary

        Company performance in 2007 exceeded expectations on many fronts. Full-year sales increased 9 percent in constant currency, versus the Company's target of 5 percent, GAAP net income increased by 24 percent. Net income as measured for incentive purposes, excluding certain pre-defined unusual items and in constant currency, increased by 16 percent, reflecting a very favorable 2007 income tax rate of 18 percent that was nonetheless significantly higher than the comparable 2006 rate of 12 percent.

        The strong performance of the Company in 2007 was reflected in the total compensation received by each of the Company's CEO, CFO and three other most highly compensated executive officers named in the Summary Compensation Table below (the "NEOs"). Each of the NEOs participated in the Company's 2007 annual cash incentive programs, which had a primary measure of total Company net income of $111.3 million at target. Target net income was 2 percent higher than 2006 actual results and included a 17 percent increase in pre-tax income and a higher tax rate of 23 percent in 2007 versus the 12 percent tax rate achieved in 2006. The $122.5 million maximum net income goal, which was 12 percent higher than 2006 actual net income, included a 29 percent increase in pre-tax income and the same 23 percent income tax rate as with the target goal. Messrs. Halversen and Drake had an additional measure of segment profit applied for their respective areas of responsibility. Net income and segment profit were measured at the foreign currency exchange rates used to set the goals and excluded unusual items. These excluded items were restructuring charges and other exit costs, dispositions of property, plant and equipment outside of the normal course of business and significant insurance recoveries, amortization and impairment of acquisition-related intangibles, costs incurred in conjuction with the refinancing of the Company's main credit agreement on more favorable terms and certain other unusual items. The actual 2007 total Company net income performance, as measured under the annual incentive plan, was $126.6 million, which exceeded the maximum goal.

        All NEOs except Mr. Hemus were also participants in a long-term cash incentive program with a three-year cycle that ended in 2007, which had target and maximum goals of cumulative earnings per share ("EPS") of $4.60 and $4.98, and cumulative cash flow of $274 million and $294 million, respectively. Actual performance under the program was EPS of $5.56 and cash flow of $374.6 million. As with the annual plan, actual EPS results and cash flow were measured excluding unusual items. Under this plan, EPS achievement was measured at actual foreign exchange rates. In addition, Messrs. Hemus, Halversen and Drake participated in "gainsharing" programs that were intended to reward performance beyond the objectives of the annual cash incentive plan for their areas of responsibility. Mr. Halversen received a substantial payment under this program due to the outstanding results of the Asia Pacific and Tupperware North America segments, while Messrs. Hemus and Drake did not receive a payment due to performance below the aggressive sales and segment profit goals set for the beauty segments and Tupperware Europe segments, respectively. Messrs. Goings and Poteshman did not participate in gainsharing programs in 2007.

Target versus Actual Compensation

        Mr. Goings' 2007 target cash compensation, defined as current salary and target annual incentive plus the target payout under the long-term performance share program ending in 2007, was $3,325,096. As described above, the number of units earned under the performance share plan was based on EPS and cash flow performance over the 3-year term of the program. The payout was then calculated by applying to the units earned the Company's average stock price over the last 60 trading days of the final year. Due to the above maximum goal performance under both the annual incentive plan for 2007 and under the three-year performance share plan that ended a cycle in 2007, Mr. Goings' actual cash compensation in 2007 was above target at $5,398,728.

E.V. Goings Target vs Actual Cash Compensation
(in $000)

        Similar to Mr. Goings, Mr. Poteshman's actual cash compensation of $893,788 significantly exceeded his target cash compensation of $616,046 due to performance under the annual incentive and performance share plans above the maximum goals.

Michael S. Poteshman Target vs Actual Cash Compensation
(in $000)

        Mr. Hemus' 2007 target cash compensation of $1,774,022 was higher than his actual cash compensation of $1,152,022 because the annual gainshare goal was not achieved. In addition, Mr. Hemus was not an employee of the Company in 2005 when the 2005 – 2007 performance share plan was initiated. Thus, his actual compensation did not include a payout under this program.

Simon C. Hemus Target vs Actual Cash Compensation
(in $000)

        Mr. Halversen's compensation reflected achievement of the maximum goals under his annual incentive program, which was based partially on total Company results and partially on results of the Tupperware Asia Pacific and North America operating segments for which he has responsibility. Aggregate profit in these segments in 2007 was 45 percent higher than in 2006, as measured for incentive purposes, and this outstanding performance also meant that Mr. Halversen achieved his 2007 gainsharing goal. Consequently, his actual cash compensation of $1,341,924 exceeded his target cash compensation of $1,014,469.

David T. Halversen Target vs Actual Cash Compensation
(in $000)

        The Tupperware Europe operating segment, for which Mr. Drake is responsible, achieved profitability above 2006, but below the 2007 annual incentive plan target and gainsharing goals. Consequently, Mr. Drake received a payout under the annual incentive plan that was less than target, but he did not receive a gainsharing payout. As a result, Mr. Drake's actual cash compensation of $829,433 was less than the target of $1,027,988.

R. Glenn Drake Target vs Actual Cash Compensation
(in $000)

Administration and Oversight

        The Compensation and Management Development Committee of the Board of Directors (the "Committee" under this heading) establishes the executive compensation objectives of the Company and administers the Company's compensation program within the context of those objectives. The Committee reviews specific salaries and incentive programs for corporate officers. It recommends for the approval of the full Board of Directors salaries and incentive programs for corporate officers at or above the level of senior vice president, including the CEO. While the Committee may specifically set the salary and incentive program for any key executive below the level of corporate officer, the Committee as a general matter delegates this role to senior management. The Company's Chief Human Resources Officer and

CEO recommend all officer-level compensation actions, both equity and non-equity in nature, except for the CEO. The CEO's compensation is determined by recommendation of the Committee in consultation with Hewitt & Associates LLC, the Committee's compensation consultant, and is approved by the independent directors on the full board.

Role of the Committee Compensation Consultant

        The Committee retained Hewitt Associates LLC as compensation consultant for 2007 and has renewed this engagement for 2008. The scope of services provided in 2007 were as follows:

  •
  Provided advice and counsel to the Committee regarding executive compensation design and levels given competitive market compensation for comparable companies as well as company performance, with a particular focus on CEO compensation,

  •
  Informed the Committee of compensation trends and regulations, laws and accounting pronouncements that impact executive compensation, and

  •
  Worked with the Committee and senior management to ensure proper governance processes were followed and that accurate and timely data was provided for decision making.

Impact of Company's Industry on Executive Compensation

        The direct selling industry in which the Company operates requires that it recruit, train and motivate large numbers of independent sellers in a variety of geographies. The global nature of the Company's business results in a significant range of possible effective income tax rates, which increase the complexity of managing the business. The Company's executive compensation practices are structured in light of these realities, such that some or all of various NEOs' incentive compensation under its annual incentive plan is based on the operating profit and cash flow results of groups of business units, while others' is based in whole or in part on the Company's consolidated net income and cash flow. Furthermore, in order to focus NEOs' attention on the appropriate metrics and to align incentive compensation accordingly, restructuring charges and other exit costs, disposition of property, plant and equipment outside the normal course of business and significant insurance recoveries, amortization of acquisition-related intangibles and certain other unusual items are excluded from incentive measurements. Also in light of the factors described, performance measurement under the Company's long-term cash incentive plan is based on multi-year earnings per share and cash flow achievement for all participating NEOs. Cash incentive plan goals and achievement, other than cash flow, are measured at constant foreign currency exchange rates.

Executive Compensation Philosophy and Compensation Benchmarking

        The Committee believes that the Company's compensation program for the NEOs serves to align executive interest with long-term shareholder value creation due to the following characteristics:

  •
  Emphasis on "at risk" pay such as annual cash incentives and stock options and the performance share plan

  •
  Emphasis on long-term compensation in the form of stock options

  •
  Rewards based on financial results rather than individual performance against individual objectives

        The Company's philosophy regarding executive compensation emphasizes market competitive pay practices coupled with performance-driven programs to align the interests of management with those of shareholders.

        To ensure that the Company is able to attract, motivate, and retain key management, the total compensation package of officers below the CEO is generally targeted to the median level of the market. For the CEO, however, the total compensation package is targeted to the 75th percentile of the market. Because of the tenure and abilities of the CEO, including his seasoned experience in the global direct selling industry, the Board of Directors has followed this practice to ensure that critical objectives for the business are addressed. The expertise of the CEO places the Company at risk as he is seen as a viable candidate to manage a much larger business. Structuring a compensation program with appropriate retention elements is therefore an important goal of the Company's compensation package for its CEO.

        For the purposes of compensation benchmarking, the Committee defines the market as the 15 peer companies selected in 2006 by the Committee in consultation with Hewitt & Associates LLC ("Comparator Peer Group") and supplemental general executive compensation survey data. The Comparator Peer Group data is weighted 50% and the general survey data is weighted 50%.

        The benchmarking data includes market values for salaries, bonuses, stock options, restricted stock, and other long-term incentive components. Companies included in the 2007 Comparator Peer Group are public companies with 2006 revenues of between $0.6 billion and $8.7 billion, a median market capitalization of $2.6 billion, and product lines in household durables, consumer goods or beauty products or companies that operate using a direct-selling distribution method. The Committee believes that these criteria are appropriate for composing a comparator group for the Company. The median 2006 revenue of the Comparator Peer Group was $2.2 billion. The 15 companies that make up the benchmarking Comparator Peer Group are as follows:

        Direct Selling Companies: Avon Products, Inc., Blyth, Inc. (Party Lite), Herbalife Ltd., Nu Skin Enterprises, Inc.

        Beauty Companies: Alberto Culver Co., Elizabeth Arden, Inc., Estee Lauder Companies, Inc.

        Other Consumer Products Companies: AptarGroup, Inc., Church & Dwight Co, Inc., Clorox Co., Energizer Holdings, Inc., Jarden Corp., Newell Rubbermaid, Inc., Playtex Products Inc., Spectrum Brands, Inc.

        Elements materially affected by the benchmarking process include target base salary (salary structure midpoint), target annual bonus, and target long-term stock and performance share incentives. In addition to benchmarking executive compensation to the external market, the Committee establishes executive compensation for officers in light of individual tally sheets prepared by management, which contain a complete picture of each executive's current and historical compensation elements. In 2007, NEO targeted compensation, including that of the CEO, was generally within 15% of the targeted market position. Gainsharing programs are not included in the benchmarking process as these programs are intended to promote consistent long-term profitable growth above market expectations. Gains from past equity and long-term cash incentives are not factored into the establishment of target compensation or other remuneration programs, such as for retirement.

        While most of the Company's incentive compensation programs are targeted to the external market, they are considered "at risk," contingent upon either the successful completion of performance goals or an increase in the Company's stock price. Annual and long-term incentive cash compensation is based upon financial results related to the executives' scope of responsibility.

        Total compensation of the CEO and other NEOs, being largely performance-based, will exceed the targeted market level when performance exceeds financial goals. Alternatively, total compensation of the CEO and other NEOs will be less than target if financial goals are not achieved.

        The components of executive compensation described below are determined primarily by the following factors: (a) the level and scope of responsibility of the executive; (b) the impact the executive could make on the business; (c) the market competitiveness of the compensation elements and total compensation; and (d) the Company's short- and long-term goals.

Annual Salary and Bonuses

        The primary elements of short-term cash compensation are base salary and bonus. Annual base salary is considered a key element in the objective of attracting, motivating and retaining talented executives. Alignment with the competitive marketplace is an important element in setting objective base salary levels and individual performance is recognized through annual merit increases. Salary ranges are determined by competitive comparisons based on market surveys and data about the Company's Comparator Peer Group, the weighting of which is described above under Executive Compensation Philosophy and Compensation Benchmarking. Annual salary is set within these ranges and may be affected, on a case by case basis, by an individual's work experience, performance, level of responsibility, impact on the business, tenure, and potential for advancement. A merit increase budget is determined on an annual basis taking into consideration market trends and inflation. Individual merit increases are determined based on individual, business unit/group of business units and/or total company performance. Additional salary increases may be made to individual executives based on positioning relative to the market.

        In 2007, the CEO received no salary increase as base compensation was considered at a competitive level in consideration of the CEO's performance over the prior year. The Committee recommended and the Board approved a merit increase in 2007 of 5.0% in the case of Mr. Poteshman, 4.8% in the case of Mr. Halversen, but no increase for Mr. Drake as a consequence of the lack of performance of the European business. Additionally, the Committee recommended and the Board approved a market adjustment of 7.9% for Mr. Poteshman in order to better align his base pay to the market median. At the time of increase, his salary was at 78% of the market level. An increase of 40.6% was awarded to Mr. Hemus on January 1, 2007 upon his promotion to the position of President & COO. Merit increases and salary adjustments for the other NEOs went into effect on February 25, 2007.

        Effective in 2008, the Committee recommended and the Board of Directors approved a salary increase for Mr. Goings in the amount of $25,000 or 2.6%, a 4.0% increase for Mr. Poteshman, an 8.5% increase for Mr. Hemus, a 3.8% increase for Mr. Drake and a 5.5% increase for Mr. Halversen. Additionally, a market adjustment of 4.6% was made for Mr. Poteshman in order to further align his pay toward the market median. Mr. Hemus received a 22.9% increase to both align his pay with the market, and to also compensate for the elimination of certain allowances related to his transition to living in the United States granted when he joined the Company with the acquisition of the Sara Lee Direct Selling businesses. The increase in Mr. Hemus' compensation was made to appropriately compensate Mr. Hemus for his responsibilities, given the scope of the operating activities of the Company on a worldwide basis. The Committee believes his level of compensation to be correct from a market perspective, and that the resulting levels of total compensation of the NEOs also results in internal equity.

        The annual incentive program is structured to reward individual participants with the objective of driving improved financial performance. This program for the Company's NEOs includes performance goals at a threshold, target and maximum level, with the potential award increasing accordingly. Under this program, the NEOs have the potential to earn, at target payout, a percentage ranging from 55%-100% of their annual salaries, with a maximum payout opportunity of up to 200% of target. Annual incentive targets are established based on job level and are benchmarked to the competitive marketplace. In 2007, the annual incentive payout target of the CFO was increased from 50% to 55% to better align compensation to the market. In conjunction with and consistent with the responsibilities of the position, in 2008, the incentive target of the COO has been increased from 70% to 80% of annual salary. The CEO's incentive payout target is 100% of annual salary, while the incentive payout targets for Messrs. Drake and Halversen are 55% of annual salary. The differences in incentive payout targets are based on market and internal equity considerations.

        The annual cash incentive program includes certain "tripwires" which, if not met, result in a 25% decrease in the amount of incentive compensation that would have been paid to an executive based on actual financial performance compared with program goals. In 2007, "working capital turns" served as the primary tripwire. "Working capital turns" is the specified number of times working capital, defined as the sum of current assets and long-term receivables less current liabilities (but excluding cash, debt and income tax-related items), may be divided into annual sales. The measurement is made monthly and aggregated for the year to compare with the goal. Specific working capital turns targets and achievements for the NEOs for 2007 are found in the table for Annual Incentive Plan Performance Targets and Achievement below. Further, a cash-flow goal is established for select units, groups of units and the Company as a whole that, if met, results in a 10% increase to the annual incentive award earned based on actual financial performance versus program goals.

        For the 2007 performance period, total Company net income as measured for incentive purposes was $126.6 million, versus $109.2 million in 2006, measured on a comparable basis including constant foreign exchange rates, and target and maximum level goals of $111.3 million and of $122.5 million, respectively. No NEO received a reduction in annual incentive compensation based on the working capital turns tripwire, and the NEOs qualified for a 10% increase in the annual incentive award based on their cash flow goal achievements for some or all of their incentive payout. Target cash flow for 2007 was $111.3 million, while actual cash flow for the period measured on the same basis was $150.3 million.

        Performance goals may be based on the results of individual business units, groups of business units or the enterprise as a whole. Financial measurements under the incentive program exclude restructuring charges and other exit costs, dispositions of property, plant and equipment outside of the normal course of business and significant insurance recoveries, amortization of acquisition-related intangibles and certain other unusual items that in 2007 included, among others, the impairment of purchase accounting intangibles and costs associated with refinancing the Company's main credit agreement at more favorable terms. Annual incentive plan goals and achievement, other than cash flow, are measured at constant foreign currency exchange rates. Individuals whose performance metrics are related to net income are generally limited to NEOs, senior executives and corporate staff. In addition, a NEO who has responsibility for a group of operating units may have a significant portion of his performance goals based upon segment profit of such operating units.

        In 2007, the NEOs' annual incentive compensation focused on net income and segment profit. The CEO, COO, and CFO, reflective of their responsibility for the Company's overall results, each had 100% of their incentive based on consolidated net income. Mr. Halversen and Mr. Drake, reflective of their positions with responsibility for managing segments of the business, had a majority of their annual incentive tied to the segment profit of the segment(s) over which they are responsible (70%) and a lesser portion (30%) of their annual incentive tied to consolidated net income. The Committee may adjust performance goals during the performance period in the event an executive's job significantly changes. If this occurs, the NEO's original and new goals apply pro-rata and in relation to time spent in each position. In 2007, none of the NEOs experienced adjustments to performance goals during the performance period.

        Generally, annual incentive plan goals are set by the Committee based upon achieving results at the prior year's actual level in constant currency to achieve threshold level, with growth rates for target and maximum payouts set in light of Comparator Peer Group past performance and Company specific factors. The 2007 targets are discussed above and outlined in a footnote to the Summary Compensation Table. Segment profit goals established for group presidents are generally based upon achieving segment profit equal to the prior year actual in constant currency to achieve a threshold level award, with growth rates for target and maximum payout set in light of the trends and opportunities in the businesses and within the context of the total company goal. In 2007, the segment profit target increase required for target payout for the Asia Pacific and Tupperware North America segments over which Mr. Halversen is responsible was 16.6%. The segment profit increase required for target payout for the Europe segment over which Mr. Drake is responsible was 18.8%.

Long-Term Cash Incentives

        A long-term cash incentive program is established annually for the NEOs in February with financial goals for cumulative three-year earnings per share and cash flow performance. Under this program, earnings per share and cash flow are measured the same way as under the annual incentive program, i.e. excluding certain unusual items. These excluded items are restructuring charges and other exit costs, dispositions of property, plant and equipment outside of the normal course of business and significant insurance recoveries, amortization of acquisition-related intangibles and certain other unusual items. The earnings per share included within the three-year goal includes a net income goal equal to the target goal under the annual incentive plan, converted to earnings per share using the number of diluted shares as of the start of the program. The earnings per share used for each of the following two years in arriving at the target under the program is typically higher than the prior year by a single high digit percentage. The target cash flow goal equals the net income used to determine the earnings per share goal. In addition to a target goal determined in the manner described above, the programs include a threshold and maximum where the threshold goal is approximately 10% below the target and the maximum goal approximately 10% higher than the target. The program is referred to as the Performance Share Plan because earned awards are paid in cash, based upon a pre-defined number of performance share units at an amount dependent on the Company's stock price at the end of the three-year performance period. The number of units earned can vary from no payout for below threshold performance to 150% of target for performance at or above maximum. The value of this program is considered when determining the competitive level of the long-term incentive component of compensation, including equity. Performance targets used for this program in the 2005-2007 cycle for all NEOs are set forth under the Summary Compensation Table. In that Mr. Hemus was not an employee in 2005 when the program cycle was initiated, he was not eligible for an award payout under the performance cycle that ended in 2007.

        NEOs, other than the CEO and CFO, with responsibility for large, strategic or growing markets, or groups of markets, participate in long-term "gainsharing" incentive programs that reward participants for growth in sales and profit above a targeted level. A gainsharing incentive is intended to encourage significant profit growth and also serves as a retention tool for critical leaders of units or groups of units. Both the performance share and gainsharing programs are considered key in accomplishing the Company's long-term financial objectives and implementing strategic objectives. Mr. Drake and Mr. Halversen each currently participate in three-year gainsharing programs based on the performance of the segment(s) for which they are responsible. Through 2007, Mr. Hemus participated in a gainsharing program based on the results of the Company's Beauty segments whose businesses report to him directly. Performance targets used for these plans are set forth under the Summary Compensation Table. Mr. Drake and Mr. Hemus have not received payouts under these plans, and beginning in 2008 Mr. Hemus will no longer participate in such a plan. In view of Mr. Hemus' position as President & COO, the Committee believes he should be incentivized solely on the basis of the financial results of the overall organization. Mr. Halversen received payouts of $333,333 in each of 2006 and 2007 under his plan.

Long-Term Stock-Based Incentives

        On an annual basis, the Committee grants stock-based incentive awards to executives in order to align such executives' interests with those of shareholders and to serve as another component of an executive's comprehensive total compensation package. Such awards are either in the form of a stock option, stock appreciation right, restricted stock, performance-restricted stock, or a combination of any or all of these vehicles. These awards are made to a group of executive management, officers, and other key employees that participate in the annual incentive plan. The total mix of these equity elements, coupled with cash targeted pursuant to the performance share plan, where applicable, is considered in evaluating market competitiveness of the Company's long-term incentive programs. In 2006, the Company awarded a combination of stock options and performance-based restricted stock. In 2007, only stock options were granted. The Committee returned to a grant solely of stock options for several reasons. Stock options are performance based, yet do not require the setting of performance goals. In addition, stock options are good motivators for executives to deliver on growing the stock price and provide a good alignment with the interests of shareholders, since a stock option requires favorable company performance in order to create value in the underlying common stock. Stock options were granted with an exercise price equal to the closing price on the New York Stock Exchange of a share of common stock on the date of grant, vesting one-third on each of the first, second, and third anniversary of the grant date.

        The amount of each type of long-term stock compensation is based on the level of the participant, as well as individual performance and market competitiveness in consultation with the Committee's compensation consultant. The value of the incentive is equal to the targeted value of long-term compensation award less the target Performance Share Plan award value at the time of grant. Target awards may be modified by up to 50% of the award value based on individual performance and market rate of compensation for the executive. Larger stock option awards are made to those executives that are considered critical to the business, high performers or high potential talent. The targeted value of the award is converted to an option on a number of shares based on a Black Scholes calculation using a stock price near the time of grant. The value used for determining number of shares is not the same as that used for financial statement expense recognition purposes, with the differences being that the full term of the option is used for the assumption of the amount of time the option will be outstanding and the stock price used for financial statement expense calculation being the grant date price.

        Except for occasions when equity has been granted to a newly hired executive, the Committee has historically granted stock awards in November at its regularly scheduled meeting. The date of the meeting and grant has typically been after the release of third-quarter results. If there had been any material undisclosed information, the Committee would have delayed the date of making annual grants until such time as such information was disclosed.

Stock Ownership

        The Committee requires that the NEOs acquire, over a five-year period following appointment, and then hold an amount of Company stock equal in value to a multiple of annual salary. For the CEO the multiple is five times annual salary and for the remaining NEOs the multiple is three times annual salary. The Company prohibits executives from hedging the economic risks involved in the ownership of Company stock through the use of derivative instruments.

Health and Welfare Plans and Perquisites

        The NEOs receive certain health and welfare benefits, as well as perquisites. Health and welfare benefits include medical and dental insurance equal to that provided to other employees, basic life insurance which is available to other employees, and executive life insurance which provides an additional coverage amount equal to one year's salary.

        Executive officers are also eligible for the following perquisites: car allowance, executive physical, financial and tax planning and country club membership. Perquisites are offered in order to provide a total compensation package which is competitive with the marketplace for senior level executives as determined by evaluating general market data.

Retirement Savings Plan and SERP

        Savings plan programs for NEOs include a qualified retirement savings plan (401K) and a supplemental retirement savings plan. The CEO also participates in a Supplemental Executive Retirement Plan ("SERP"), which provides for an annual benefit of 3 percent of final average SERP-eligible pay multiplied by credited years of service, up to 20 years, which is offset by other Company retirement plan obligations. Final average SERP pay means the highest average cash compensation, taking into account salary plus bonus, over a consecutive three-year period during the last five years of credited service. The CEO has

15 years credited service under the SERP, and the present value of his accumulated benefit as of the end of 2007 was $8,359,648, assuming retirement at age 65, and after offsetting other company benefits. Additional information concerning the Company's Base Retirement Plan and Supplemental Plan can be found under the heading "Pension Benefits" in this proxy statement.

Severance and Change-in-Control Agreements

        The Company has entered into change-in-control agreements with its NEOs. These agreements, which have been designed by the Committee with the advice of Hewitt & Associates LLC as to the current market practices, have been implemented due to the Committee's desire to provide that in the event of a threatened change-in-control, adequate retention devices would be in place to assure that senior management continued to operate the business.

        In addition, the Company has a severance agreement with the CEO for situations not connected with a change-in-control, pursuant to which he would be paid two times the sum of his base salary and target bonus and receive other benefits in the event his employment is terminated without cause. Other benefits include the vesting of all long-term incentive awards and twenty-four months of continued medical and dental insurance coverage. The payments under this contract would be reduced on a dollar-for-dollar basis by any amounts paid under his change-of-control arrangement. The Committee deemed such an agreement, including the level of benefit paid, to be appropriate in the market and to serve as a useful retention device for the CEO.

Compensation of the CEO

        The Committee generally applies the compensation philosophy and policies described above in determining compensation recommendations for the CEO. Under the total compensation package for the CEO, the goal is to target a total compensation opportunity at the 75th percentile of market. In addition to the specific financial targets that apply under the compensation programs in which the CEO participates, there are personal objectives that the Board of Directors reviews to evaluate performance. Specifics on the CEO compensation are disclosed in the Summary Compensation Table.

        Mr. Goings' 2007 target cash compensation, defined as current salary and target annual incentive plus the target payout under the long-term performance share program ending in 2007, was $3,325,096. The number of units earned under the performance share plan was based on EPS and cash flow performance over the 3-year term of the program. The payout was then calculated by applying to the units earned the Company's average stock price over the last 60 trading days of the final year. Due to the results under the 2007 annual incentive and 2005-2007 performance share plans exceeding the maximum goals, Mr. Goings' actual cash compensation in 2007 of $5,398,728 was above target.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code establishes certain requirements in order for compensation exceeding $1 million earned by certain senior executives to be deductible. The Company's executive compensation programs have been structured to comply with Section 162(m). Actions regarding compensation paid, or to be paid, to executive management have also complied with Section 162(m); however, the Committee reserves the right to forego deductibility if, in its discretion, it believes a particular compensation program or payment or action is consistent with the overall best interests of the Company and its shareholders. The Committee certifies that actual performance has been achieved as a precondition to paying any award. The Committee reserves the right to adjust any formula-based amount that, in its judgment, is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results and to determine the proper treatment of changes in accounting standards, unusual events, capital gains and losses and changes in capital structure of the Company. Committee discretion is limited to reducing or withholding awards. Performance targets are established so as to include or exclude the effects of transactions or events, such that the Committee can only decrease awards by the use of its discretion.

Recapture of Awards and Payments

        The Company has a policy to recoup from executives any bonuses paid or shares of Company stock received from a stock award, or to cancel a stock award, in the event that the executive benefits from his or her actions leading to the restatement of financial results of the Company. Any action arising from the implementation of this policy shall be determined by the Committee, in its sole discretion. In 2007, no such restatement occurred.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

        The Compensation and Management Development Committee (the "Committee") has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's annual report on Form 10-K for the 2007 fiscal year and in this 2008 proxy statement. Members of the Committee are:

                      Joyce M. Roché, Chair
                      Joe R. Lee
                      Bob Marbut
                      David R. Parker
                      J. Patrick Spainhour
                      M. Anne Szostak

SUMMARY COMPENSATION

        The following table sets forth the total compensation of each of the Company's NEOs, including the CEO and the CFO, for the years ended December 29, 2007 and December 30, 2006.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)		Total ($)
E. V. Goings Chairman & CEO	2007 2006	$990,096 986,772	$0 0		$736,975 692,049	$1,102,686 630,653	$4,408,632 3,019,623	$3,092,788 2,615,414	$404,415 572,404	(6)	$10,735,592 8,516,915
Michael S. Poteshman EVP & CFO	2007 2006	346,661 312,780	0 0		80,361 77,080	57,554 62,145	547,127 302,462	(2,166 4,337)	83,316 94,063	(7)	1,112,853 852,867
Simon C. Hemus President & COO	2007 2006	459,022 345,993	0 318,415	(4)	120,560 120,560	256,271 91,467	693,000 160,797	na 179	317,907 405,455	(8)	1,846,760 1,433,005
David T. Halversen Group President, Asia Pacific and North America	2007 2006	332,386 314,675	0 0		120,543 115,620	177,159 30,624	1,009,538 764,391	19,202 16,355	96,801 74,174	(9)	1,755,629 1,315,839
R. Glenn Drake Group President, Europe, Africa and the Middle East	2007 2006	342,055 339,599	0 0		120,543 115,620	95,689 56,435	487,378 351,643	8,310 16,180	328,988 141,554	(10)	1,382,963 1,021,031

(1)
Includes amounts held in the Retirement Savings Plan that were deferred pursuant to Section 401(k) of the Internal Revenue Code (the "Code"), and amounts deferred under the Executive Deferred Compensation Plan, as well as Code Section 125 contributions to the Flexible Benefits Plan.

(2)
Includes dollar amount recognized for financial statement reporting purposes for the year ended December 29, 2007, in accordance with FAS 123 (R) and thus includes amounts from awards granted in and prior to 2006. The value of awards was determined using the closing market price per share on the date of grant of the Company's common stock on the New York Stock Exchange, which was $14.63, $18.23, $23.49 and $20.83 for 2003, 2004, 2005 and 2006, respectively. No stock awards were granted to NEOs in 2007.

(3)
Includes dollar amount recognized for financial statement reporting purposes for the year ended December 29, 2007, in accordance with FAS 123 (R) and thus include amounts from awards granted in 2007 and earlier. Represents the number of shares granted under options multiplied by their respective grant-date-fair-values. The grant-date-fair-values were, $4.84, $5.45, $4.26and $7.79, 2004, 2005, 2006 and 2007, respectively. The grant-date-fair-values were estimated using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 3.3 percent for 2007, 4.3 percent for 2006, 4.2 percent for 2005 and, 5.1 percent for 2004 grants; expected volatility of 27.6% for 2007, 27.1 percent for 2006, 31 percent for 2005, and 40 percent for 2004; risk-free interest rates of 4.01% for 2007, 4.56 percent for 2006, 4.4 percent for 2005, and 3.9 percent for 2004; and expected lives of 6 years for 2007, 2006 and 2005, and 8 years for 2004. The attribution of values with the Black-Scholes model to stock option grants requires adoption of certain assumptions as described above. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

(4)
Includes a retention bonus in the amount of $181,952 and a special bonus of $136,463 related to the transition of the Sara Lee direct selling businesses.

(4)
Includes awards paid in relation to performance periods of incentive plans ending in 2007. See charts below for quantitative disclosure of performance targets.

  Annual Incentive Plan Performance Targets and Achievement

Name and Principal Position	Annual Incentive Plan Measure	Weight of Measure	Annual Incentive Plan Target ($000)	Annual Incentive Plan Payout Factor*	Working Capital Turns Target	Working Capital Turns Achivement	Cash Flow Multiplier Target	Cash Flow Multiplier Achievement	Award Payout
E. V. Goings Chairman & CEO	Net Income	100%	$111,340	200%	8.4	10.9	$111,340	$150,319	$2,145,000
Michael S. Poteshman EVP & CFO	Net Income	100	111,340	200	8.4	10.9	111,340	150,319	405,646
Simon C. Hemus President & COO	Net Income	100	111,340	200	8.4	10.9	111,340	150,319	693,000
David T. Halversen Group President, Asia Pacific and North America	Net Income Segment Profit	30 70	111,340 59,458	200 200	8.4 6.5	10.9 11.4	111,340 59,458	150,319 95,145	117,975 275,275
R. Glenn Drake Group President, Europe, Africa and the Middle East	Net Income Segment Profit	30 70	111,340 116,407	200 66	8.4 6.9	10.9 6.9	111,340 116,407	150,319 87,604	120,516 83,907

  *
  The payout factor is set at 50 percent of target award for threshold performance, rising pro rata to 100 percent of target award for target goal performance and pro rata to 200 percent of target award for performance from the target goal to the maximum goal or above. Results are measured at the same foreign currency exchange rates at which the goals were set.

  2005 - 2007 Performance Share Plan Targets and Achievement

Name and Principal Position	Cash Flow Target ($000)	Cash Flow Achievement Factor	EPS Target	EPS Achievement Factor	Performance Share Payout Factor	Units	Award Payout*
E. V. Goings Chairman & CEO	$274,000	150%	$4.60	150%	150%	40,000	$2,263,632
Michael S. Poteshman EVP & CFO	274,000	150	4.60	150	150	2,500	141,481
David T. Halversen Group President, Asia Pacific and North America	274,000	150	4.60	150	150	5,000	282,955
R. Glenn Drake Group President, Europe, Africa and the Middle East	274,000	150	4.60	150	150	5,000	282,955

  *
  Payouts were based upon the Company's average stock price of $34.00 per share over the last 60 trading days of the program cycle. Under the Performance Share Plan, a dividend equivalent amount is added each year to the number of units originally awarded. This accounts for the difference between the award payout and the product of units, stock price and payout factor included in the table above.

  Gainsharing Program Targets and Achievement

Name and Principal Position	Performance Period	2007 Performance Measure	Gainsharing 2007 Target ($000)	Gainsharing 2007 Sales Target ($000)	Target Achieved*	Percent of Total Award Earned	Award Payout
Simon C. Hemus President & COO	1/1/2006 - 12/27/2008	Segment Profit & Sales —Beauty Segments	$90,300	$760,317	No	0%	$0
David T. Halversen Group President, Asia Pacific and North America	1/1/2006 - 12/27/2008	Segment Profit & Sales —Asia Pacific / North America	63,400	$534,543	Yes	33	333,333
R. Glenn Drake Group President, Europe, Africa and the Middle East	1/1/2007 - 12/26/2009	Segment Profit & Sales —Europe	116,400	$646,900	No	0	0
*
Results are measured at the same foreign currency exchange rates at which the goals were set.

(5)
Amount represents the actuarial increase in the present value of the NEO's benefit under the Company's pension plans determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements. Mr. Hemus was hired after the plan freeze date and was therefore not eligible to participate in those plans. The following is the breakdown for each NEO under the various pension plans:

	Qualified Base Retirement Plan	Non-Qualified Defined Benefit Supplement Plan	Supplemental Executive Retirement Plan (SERP)	Total
E. V. Goings	$13,588	$63,975	$3,015,225	$3,092,788
Michael S. Poteshman	(1,606)	(560)	0	(2,166)
Simon C. Hemus	na	na	na	na
David T. Halversen	11,395	7,807	0	19,202
R. Glenn Drake	5,675	2,635	0	8,310
(6)
For Mr. Goings, All Other Compensation includes executive perquisites provided by the Company, including club dues ($14,228), car benefit ($14,718), dividends on restricted stock ($130,240), executive physical ($10,115), financial and tax services, life insurance premiums, which are based upon actual amounts paid by the Company, and contributions provided by the Company pursuant to the Tupperware Brands Corporation Retirement Savings Plan ($19,275) and the defined contribution portion of the Tupperware Brands Corporation Supplemental Plan ($209,163).

(7)
For Mr. Poteshman, All Other Compensation includes executive perquisites provided by the Company, including, car benefit ($13,200), dividends on restricted stock ($10,560), executive physical, financial and tax services, tax equalization payments related to an international assignment ending in 2003 and related to the 2006 tax year, life insurance premiums, which are based upon actual amounts paid by the Company, and contributions provided by the Company pursuant to the Tupperware Brands Corporation Retirement Savings Plan ($19,275) and the defined contribution portion of the Tupperware Brands Corporation Supplemental Plan ($30,317).

(8)
For Mr. Hemus, All Other Compensation includes executive perquisites provided by the Company, including, car benefit ($13,200), club dues and initiation fee ($62,777), dividends on restricted stock ($14,080), executive physical, allowances and benefits related to his transition to living in the United States ($171,285, of which $29,155 represents reimbursement of associated taxes), life insurance premiums, which are based upon actual amounts paid by the Company, and contributions provided by the Company pursuant to the Tupperware Brands Corporation Retirement Savings Plan ($19,275) and the defined contribution portion of the Tupperware Brands Corporation Supplemental Plan ($34,497).

(9)
For Mr. Halversen, All Other Compensation includes executive perquisites provided by the Company, including, car benefit ($13,200), dividends on restricted stock ($15,840), executive physical, life insurance premiums, which are based upon actual amounts paid by the Company, and contributions provided by the Company pursuant to the Tupperware Brands Corporation Retirement Savings Plan ($19,275) and the defined contribution portion of the Tupperware Brands Corporation Supplemental Plan ($44,299).

(10)
For Mr. Drake, All Other Compensation includes executive perquisites provided by the Company, including, car benefit, dividends on restricted stock ($15,840), executive physical, expatriate allowances and benefits ($255,390, of which $2,820 represents reimbursement of associated taxes),life insurance premiums, which are based upon actual amounts paid by the Company, and contributions provided by the Company pursuant to the Tupperware Brands Corporation Retirement Savings Plan ($19,275) and the defined contribution portion of the Tupperware Brands Corporation Supplemental Plan ($32,265).

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 29, 2007 regarding the Company's common stock that may be issued under equity compensation plans currently maintained by the Company.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	7,191,650	$20.48	(2)	3,302,715
Equity compensation plans not approved by security holders(3)	0	n/a		0
Total	7,191,650	$20.48		3,302,715	(4)

(1)
The following plans have been approved by the Company's shareholders: 1996 Incentive Plan, 2000 Incentive Plan, 2002 Incentive Plan, 2006 Incentive Plan and Director Stock Plan.

(2)
Includes restricted stock units awarded to directors.

(3)
The Company has no plans which have not been approved by shareholders.

(4)
All of such shares could be used for stock appreciation rights in lieu of stock options, and of such number of securities available for issuance, 1,320,590 could be utilized for the grant of restricted stock awards. In addition, approximately 244,493 shares remaining in the reserve pool of the Director Stock Plan as of December 29, 2007 could be used either for grants to a director after the initial three months of service or to compensate a director in the form of an annual retainer fee.

2007 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth new grants of non-equity performance-based awards and equity-based compensation awards made to the Company's NEOs during 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)
								Grant Date Fair Value of Stock and Option Awards (5)
							Exercise or Base Price of Option Awards ($/Sh)
Name and Principal Position	Grant Date	Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)		All Other Option Awards: Number of Securities Underlying Options (4)(#)
E. V. Goings
Chairman & CEO
Annual Incentive Plan(1)	n/a	$487,500	$975,000	$1,950,000	—	—	—	—
Performance Share Plan(2)	n/a	10,000	40,000	60,000	—	—	—	—
Stock Options	11/2/2007	—	—	—	—	117,000	$33.77	$7.79
Michael S. Poteshman
EVP & CFO
Annual Incentive Plan(1)	n/a	92,192	184,385	368,770	—	—	—	—
Performance Share Plan(2)	n/a	625	2,500	3,750	—	—	—	—
Stock Options	11/2/2007	—	—	—	—	31,000	33.77	7.79
Simon C. Hemus
President & COO
Annual Incentive Plan(1)	n/a	157,500	315,000	630,000	—	—	—	—
Performance Share Plan(2)	n/a	2,500	10,000	15,000	—	—	—	—
Stock Options	11/2/2007	—	—	—	—	47,900	33.77	7.79
David T. Halversen
Group President, Asia Pacific and North America
Annual Incentive Plan(1)	n/a	89,375	178,750	357,500	—	—	—	—
Performance Share Plan(2)	n/a	1,250	5,000	7,500	—	—	—	—
Stock Options	11/2/2007	—	—	—	—	22,200	33.77	7.79
R. Glenn Drake
Group President, Europe, Africa and the Middle East
Annual Incentive Plan(1)	n/a	91,300	182,600	365,200	—	—	—	—
Performance Share Plan(2)	n/a	1,250	5,000	7,500	—	—	—	—
Gainsharing Program(3)	n/a	0	333,333	1,000,000	—	—	—	—
Stock Options	11/2/2007	—	—	—	—	22,200	33.77	7.79

(1)
Represents the range of payouts under the Annual Incentive Plan, in the absence of achievement of cash flow multiplier (10% increase to payout if achieved) and assuming the working turns tripwire is achieved (25% reduction in payout if not achieved).

(2)
Represents the number of units awarded under the 2007 - 2009 Performance Share Plan, which is not accounted for under FAS 123(R). May be increased by dividend equivalents.

(3)
In 2006, Mr. Drake became Group President, Europe, Africa, and the Middle East. A Gainsharing Incentive program was awarded to him for the period of 2007 - 2009 related to performance of the segment for which he has responsibility. Mr Drake may earn up to $1 million by the end of the three-year program. The award may be paid pro-rata in each plan year or fully in the final plan year. This program does not have overlapping award cycles.

(4)
Represents the number of shares under a stock option awarded in 2007. These options vest one-third on the first, second, and third anniversaries of the grant date. The options carry a 10-year term.

(5)
Reflects the grant date fair value per share of the award determined pursuant to FAS 123(R).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

        The following table sets forth all outstanding equity awards as of fiscal year-end that have been granted to the NEOs, but for which ultimate outcomes have not yet been realized.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
E.V. Goings	200,000			$19.20	11/12/2008
	150,000			18.75	11/10/2009
	382,600			15.94	10/26/2010
	191,000			18.56	11/13/2010
	175,100			20.65	9/24/2011
	172,100			16.23	11/5/2012
	75,700			14.63	11/18/2013
	75,700			18.23	11/16/2014
						100,000	(1)	3,306,000
	85,000	42,500	(2)	23.49	11/16/2015
						18,000	(4)	595,080
	42,500	85,000	(6)	20.83	11/1/2016
									18,000	(7)	595,080
		117,000	(8)	33.77	11/1/2017
Michael S. Poteshman	15,000			19.20	11/11/2008
	10,000			18.75	11/10/2009
	18,800			15.94	10/26/2010
	12,000			18.56	11/13/2010
	10,400			20.65	9/24/2011
	13,000			16.23	11/5/2012
	20,000			14.63	11/18/2013
	2,000			18.23	11/16/2014
	10,000	5,000	(2)	23.49	11/16/2015
						4,000	(4)	132,240
	5,333	10,667	(6)	20.83	11/1/2016
									4,000	(7)	132,240
		31,000	(8)	33.77	11/1/2017
Simon C. Hemus	33,333	16,667	(3)	23.67	12/4/2015
						10,000	(5)	330,600
	4,933	9,867	(6)	20.83	11/1/2016
									6,000	(7)	198,360
		47,900	(8)	33.77	11/1/2017
David T. Halversen	15,000			19.20	11/11/2008
	35,000			18.75	11/10/2009
	46,600			15.94	10/26/2010
	24,800			18.56	11/13/2010
	20,000			20.65	9/24/2011
	17,800			16.23	11/5/2012
	2,000	1,000	(2)	23.49	11/16/2015
						6,000	(4)	198,360
	4,600	9,200	(6)	20.83	11/1/2016
									6,000	(7)	198,360
		22,200	(8)	33.77	11/1/2017

R. Glenn Drake	8,000			19.20	11/11/2008
	10,000			18.75	11/10/2009
	20,000			15.25	3/13/2010
	78,200			15.94	10/26/2010
	36,500			18.56	11/13/2010
	34,100			20.65	9/24/2011
	25,000			18.94	1/22/2012
	29,500			16.23	11/5/2012
	3,200			14.63	11/18/2013
	3,200			18.23	11/16/2014
	2,666	1,334	(2)	23.49	11/16/2015
						6,000	(4)	198,360
	5,333	10,667	(6)	20.83	11/1/2016
									6,000	(7)	198,360
		22,200	(8)	33.77	11/1/2017

(1)
Shares vest on 1/1/2011.

(2)
Options vest on 11/17/2008.

(3)
Options vest on 12/5/2008.

(4)
Shares vest on 11/17/2008.

(5)
Shares vest on 12/5/2008.

(6)
Options vest in two equal annual installments beginning on 11/2/2008.

(7)
Performance restricted stock awards vest if by 2009 annual sales and net income as measured under the annual incentive plan equal or exceed 115% of the respective 2006 amounts in constant currency and the NEO remains employed by the Company. Dividends are paid on such shares, currently at the annual rate of $0.88 per share, the same dividend rate paid on shares of the Company's common stock generally.

(8)
Options vest in three equal annual installments beginning 11/2/2008.

OPTION EXERCISES AND STOCK VESTED IN 2007

        The following table sets forth stock options exercised and restricted stock vested for the Company's NEOs for the year ended December 29, 2007.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
E.V. Goings	103,000	$798,250	12,000	$398,280
Michael S. Poteshman	7,500	51,250	4,000	132,760
Simon C. Hemus	0	0	0	0
David T. Halversen	4,000	23,790	6,000	199,140
R. Glenn Drake	3,500	27,790	6,000	199,140

(1)
Value realized from the vesting of restricted stock awards. The restricted stock vested in November 2007 and the closing market price of the Company's common stock was $33.19 per share on the date of vesting.

PENSION BENEFITS

        The following table sets forth all pension benefits for the Company's NEOs as of and for the year ended December 29, 2007.

2007 PENSION BENEFITS TABLE

Name(1)	Plan Name	Number of years credited service (#)	Present value of accumulated benefit ($)(2)	Payments during last fiscal year ($)
E. V. Goings	Tupperware Brands Corporation Base Retirement Plan	13	223,362	0
	Tupperware Brands Corporation Supplemental Plan (DB portion)	13	1,051,618	0
	Supplemental Executive Retirement Plan (SERP)	15	8,359,648	0
Michael S. Poteshman	Tupperware Brands Corporation Base Retirement Plan	12	58,927	0
	Tupperware Brands Corporation Supplemental Plan (DB portion)	12	20,573	0
Simon C. Hemus(3)	Tupperware Brands Corporation Base Retirement Plan	na	na	na
	Tupperware Brands Corporation Supplemental Plan (DB portion)	na	na	na
David T. Halversen	Tupperware Brands Corporation Base Retirement Plan	10	177,139	0
	Tupperware Brands Corporation Supplemental Plan (DB portion)	10	121,376	0
R. Glenn Drake	Tupperware Brands Corporation Base Retirement Plan	21	207,654	0
	Tupperware Brands Corporation Supplemental Plan (DB portion)	21	96,422	0

(1)
All NEOs except Mr. Poteshman are currently eligible for early retirement.

(2)
The assumptions used for such present values of accumulated benefits are consistent with those used in the Company's financial statements. See Note 11 in the Company's Annual Report on Form 10-K for the year ended December 29, 2007.

(3)
Mr. Hemus was hired after the plan freeze date and therefore he does not participate in these plans.

Tupperware Brands Corporation Base Retirement Plan

        The Tupperware Brands Corporation Base Retirement Plan (BRP) is a defined benefit plan with an annual normal retirement (age 65) benefit defined as 1% of qualified earnings (base salary plus incentive bonus) plus prior plan participation benefits. Prior plan participation benefits are for years prior to 1989 when the percentage factor was less than 1%. The BRP was frozen as of June 30, 2005, and does not provide any benefit accruals after that date. Early retirement eligibility is defined as at least age 55 with 10 or more years of service upon separation from the Company. The early retirement reduction factor for an active employee entering retirement is 0.2% per month from age 62 to 65 and 0.4% per month prior to age 62.

Tupperware Brands Corporation Supplemental Plan (Defined Benefit Portion)

        The defined benefit portion of the Tupperware Brands Corporation Supplemental Plan (the "Supplemental Plan") accounts for benefits that would have been earned under the BRP were it not for limits imposed under IRC Section 415 and 401(a)(17). Accruals under the defined benefit portion of the Supplemental Plan were also frozen as of June 30, 2005. Payout from this account is as elected in the enrollment materials completed by the participants.

Supplemental Executive Retirement Plan (SERP)

        The CEO also participates in a supplemental executive retirement plan ("SERP"), which provides for benefits at 3 percent of final average SERP pay multiplied by the credited years of service up to twenty years. Final average SERP pay means the highest average cash compensation, taking into account salary plus bonus, over a consecutive three-year period during the last five years of credited service. The benefit under the SERP is reduced by other Company retirement plan obligations received under the BRP, the Retirement Savings Plan and the Supplemental Plan, and is paid out upon retirement in either a lump sum or an annuity, as elected by the CEO. The material factors used to determine the present value of the CEO's accumulated benefit are a 5.5% effective long-term lump sum conversion interest rate and a 6.0% pre-retirement discount rate.

2007 NON-QUALIFIED DEFERRED COMPENSATION

Executive Deferred Compensation Plan

        Pursuant to the Company's Executive Deferred Compensation Plan (the "EDCP"), certain executives, including the NEOs, may defer compensation. Elections are made by eligible executives in June of the current plan year for annual incentive payout deferral and December prior to the start of each year for salary deferral. Currently, an executive may defer up to 50% of base salary and all or a portion of his or her annual incentive compensation. Deferred amounts accrue investment gains or losses equal to the gains or losses under the participant-selected investment funds shown below, which had the following annual rates of return for the year ended December 29, 2007 as reported by Fidelity Investments, the administrator of the program:

Name of Fund	Rate of Return
Fidelity Cash Reserves	5.06%
Fidelity U.S. Bond Index Fund	5.40
Spartan® Extended Market Index Fund	5.38
Spartan® U.S. Equity Index Fund	5.43
Spartan® International Index Fund	10.72

        An executive may elect an in-service distribution under the EDCP. He or she must specify the date that payments are to begin and whether distribution will be through a lump sum payment or a series of annual installments over 5, 10 or 15 years. Deferrals for each plan year must remain in the Plan a minimum of three years. In the case of retirement or termination, an executive will be paid no earlier than six months following the executive's retirement or termination date. Prior to distribution, the deferred amounts, along with any accrued investment gains or losses, are general obligations of the Company.

        In 2007, the Company elected under IRC Section 409A transition rules to allow for executives to elect early distribution of funds that related to pre-2005 contributions.

Tupperware Brands Corporation Supplemental Plan (Defined Contribution Portion)

        The defined contribution portion of the Tupperware Brands Corporation Supplemental Plan serves as a spill-over plan once a participant reaches the IRC Section 401(a)(17) limit. The participant may not continue to defer his or her own earnings, but receives credit for employer matching contributions and employer basic contributions. The defined contribution portion of the Supplemental Plan also provides an age-graded allocation (2 to 12 percent of earnings in excess of $120,000; subject to age-graded maximums) to a closed group of employees who as of June 30, 2005 were in a position of director level or above (excluding the CEO) whose annual rate of base pay on June 30, 2005 exceeded $120,000, and who are actively employed as of each fiscal year end. The interest credited to participants' accounts equals the actual return of the Tupperware Brands Corporation Retirement Savings Plan Managed Income Portfolio investment account. The annual rate of return for the calendar year ended December 29, 2007, as reported by Fidelity Investments, the administrator of the plan, was 4.37%. Payout from this account is as elected in the enrollment materials completed by the participant.

        The following table sets forth the deferred compensation activity under the Executive Deferred Compensation and defined contribution portion of the Tupperware Brands Corporation Supplemental Plan, if any, for the Company's NEOs as of and for the year ended December 29, 2007.

2007 NON-QUALIFIED DEFERRED COMPENSATION TABLE (1)

Name	Executive Contributions in FY 2007 ($)	Registrant Contributions in FY 2007 ($)	Aggregate Earnings in FY 2007 ($)	Aggregate Balance at December 29, 2007 ($)
E. V. Goings	$0	$209,163	$188,697	$4,195,517
Michael S. Poteshman	0	30,317	26,953	538,481
Simon C. Hemus	0	34,497	592	35,088
David T. Halversen	0	44,299	15,241	383,064
R. Glenn Drake	0	32,265	19,778	489,903

(1)
In 2007, the interest earned under the Supplemental Plan was 4.37%. All NEOs participated in this program, with the following earnings in 2007: Mr. Goings, $139,283; Mr. Poteshman, $10,254; Mr. Hemus, $592; Mr. Halversen, $15,241; and Mr. Drake, $19,778. Only two NEOs, Mr. Goings and Mr. Poteshman, participated in the EDCP, with earnings of $49, 414 (6.8% return) and $16,699 (6.4% return), respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Change-in-Control Payments

        Each NEO is a party to a change-in-control agreement with the Company under which payments, including perquisites and health care benefits, would be paid by the Company in the event of a change-in-control and a termination of the NEO's employment, under certain circumstances, within a two-year period after the change-in-control. A change-in-control is defined to mean an acquisition of over 20% of the Company's capital stock or the replacement of a majority of the Company's incumbent directors. The payments to an NEO under these change-in-control employment agreements would be made in a lump sum and would include a pro-rata amount of any open annual incentive program or long-term cash incentive program (excluding gainshare programs) at target level, as well an amount equal to three times the sum of the NEO's annual compensation and the annual incentive program payment that would have been payable for the last fiscal year at the target level. Modified gross-up provisions exist that provide a payment equal to the excise tax and the income tax on the excise tax if such payment is required under IRC Section 280G and 4999. The NEOs would also receive health care benefits for a three-year period and a one-time payment for outplacement services of up to $50,000. The amounts of the benefits that the NEOs would receive under the change-in-control employment agreements were established based upon advice received by the Committee from its compensation consultant, using competitive information about the market.

        Under the terms of the Company's shareholder-approved incentive plan, a change-in-control would result in the following payments or benefits in addition to those in the change-in-control agreements, except that termination of employment would not be a condition for payout: (i) long-term performance-based equity incentive plans would be deemed earned and paid in a lump sum on a pro-rata basis at target level for the period of such plan which had passed up to and including the date of the change-in-control (without any duplication for any payment under the change-in-control employment agreements described above); (ii) all outstanding stock options would be immediately vested and exercisable; and (iii) restrictions upon all outstanding restricted stock awards would be eliminated and such shares would be distributed to the NEOs.

        Assuming that a change-in-control and termination of employment took place at December 29, 2007 resulting in a triggering event for all of the above-described agreements and plans, and assuming that the Company had performed at target level for the year of termination under relevant incentive plans, the payments set forth in the table below would be made to the NEOs. In the event of a change-in-control, the

NEOs would also receive payments disclosed under the preceding tables relating to pension benefits and non-qualified deferred compensation.

CHANGE-IN-CONTROL PAYMENTS

Name	Current Year Annual Incentive Program Payments ($)(1)	Current Year Pro-Rata Value of Long-Term Cash Incentive Awards ($)(2)	Multiple of Salary and Annual Incentive Program Payments ($)	Excise Tax and Gross-Up Payments ($)(3)	Value of Welfare Benefits and Outplacement Fees ($)(4)	Acceleration of Equity Awards ($)(5)	Total Payments ($)(6)
E.V. Goings	$975,000	$3,173,333	$5,850,000	$4,690,268	$109,400	$5,942,435	$20,740,436
Michael S. Poteshman	187,000	170,000	1,581,000	808,323	103,748	442,787	3,292,858
Simon C. Hemus	315,000	226,667	2,295,000	1,143,872	92,012	806,137	4,878,687
David T. Halversen	178,750	340,000	1,511,250	889,125	91,364	518,806	3,529,295
R. Glenn Drake	182,600	340,000	1,543,800	854,272	91,436	539,944	3,552,052

(1)
Current year annual incentive program payment calculated at target performance.

(2)
Included in this column are pro-rata portions of the 2005-2007, 2006-2008, and 2007-2009 Performance Share Plan awards, not including dividend equivalents, using the final 60-day average trading price of Company stock in 2007.

(3)
The Company determined the amount of the excise tax payment by multiplying by 20% the "excess parachute payment" that would arise in connection with payments made to the applicable NEOs upon a qualifying termination of employment following a change of control. The excess parachute payment was determined in accordance with the provisions of section 280G of the Internal Revenue Code. The Company used the following key assumptions to determine the applicable NEO's tax gross-up payment: (i) the NEO's income is taxed at the highest federal and applicable state marginal income tax rates, and (ii) all stock option awards are deemed exercised upon the applicable triggering event.

(4)
Includes a one-time outplacement fee of $50,000, and the value of three years of healthcare insurance and life insurance premiums.

(5)
Included in such column are the in-the-money portions of outstanding stock options which are accelerated upon a change-in-control and the values of all restricted stock awards, on a pre-tax basis.

(6)
In the event of death after a change-in-control, payments are made consistent with the above except that payment is reduced by the basic life benefit paid or payable and any salary paid after the one-year anniversary of the change-in-control. In the event a NEO's employment is terminated by the Company for cause after a change-in-control, the NEO will receive none of the payments outlined above. In the event a NEO terminates employment with the Company without good reason, the NEO will receive only pro-rata amounts on any open annual incentive plan or long-term cash incentive plan at target level.

Incentive Plan Awards

        Under the Company's 2006 Incentive Plan and its predecessor plans (the "Plan") under which stock awards have been granted to NEOs, payments may be triggered by certain events. Upon the death of an NEO, outstanding stock options immediately vest and become exercisable and the restrictions contained in outstanding restricted stock and restricted stock unit awards lapse immediately and shares are delivered to the NEO or the NEO receives a payment representing the value of the restricted stock unit. Upon the disability of an NEO, a stock option continues to vest and may be exercised upon becoming exercisable. Upon retirement of an NEO, if the NEO is 55 years of age and has a minimum of 10 years of service with the Company, the NEO shall have one year of continued vesting and 2 years of continued exercisability for vested options following retirement. Upon retirement and if the NEO is 60 years of age and has a minimum of 15 years of service with the Company, the NEO shall have 6 years of continued vesting and exercisability. In the event of a voluntary termination of employment, a vested stock option may be exercised for a thirty day period, and in the event of an involuntary termination (except for cause), a vested stock option may be exercised for a one-year period. Termination of an NEO for cause would result in immediate termination of all outstanding stock options. In no event, however, shall any stock option be exercisable beyond ten years after the date of grant. In the event of termination of employment for any reason, including retirement, before the lapse of restrictions on a restricted stock award or restricted stock unit award, such award shall be forfeited by the NEO, unless the Committee determines otherwise. Under the Plan, any annual incentive program award or long-term incentive program award would be automatically terminated, unless the Committee determines otherwise. If any event occurred resulting in the acceleration of all stock options and the exercise of such stock options or the lapse of restrictions on restricted stock or restricted stock unit awards as of December 29, 2007, the amounts payable for all outstanding stock awards for the NEOs would be as set forth above in the Change-in-Control Payments table under the column entitled "Acceleration of Equity Awards."

Severance Agreement with CEO

        In addition to the above, the CEO is a party to a severance agreement with the Company, pursuant to which a severance payment would be made in the event of an involuntary termination without cause or a termination initiated by the CEO with good reason, as defined by the agreement. The severance payments under the agreement would be in the form of a lump sum payment and would include (i) unpaid salary and expenses and accrued vacation pay, (ii) a pro-rata payment for the period up to and including the date of the termination under the annual incentive plan for the year of termination that he would have earned (based upon actual full year Company performance) had he remained employed through the end of such year ($2,145,000 as of December 29, 2007), (iii) an amount equal to two times the sum of the CEO's annual base salary ($1,950,000 as of December 29, 2007) and the target annual bonus for the year of termination ($1,950,000 as of December 29, 2007), irrespective of actual performance by the Company under such bonus plan, (iv) two years of medical and dental insurance coverage ($32,328), and (v) a $75,000 outplacement service fee. Under the severance agreement, the CEO would be bound by restrictive covenants relating to confidentiality, non-competition, non-solicitation and non-disparagement. Any payments received by the CEO under the severance agreement would reduce, on a dollar-for-dollar basis, any payments that would have been received by the CEO under the above-described change-in-control employment agreement or the Company's bonus plans. In the event of a triggering termination of employment under the above severance agreement, the CEO would also receive payments disclosed under the preceding tables relating to pension benefits and non-qualified deferred compensation. The amounts of the benefits that the CEO would receive under the severance agreement were established based upon advice received by the Committee from its compensation consultant, using competitive information about the market.

2007 DIRECTOR COMPENSATION

        The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on the Company's Board of Directors in 2007. Mr. Goings is not separately compensated for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Changes in pension Value and nonqualified compensation earnings ($)		All Other Compensation(2) ($)	Total ($)
Catherine A. Bertini	36,500	48,011			6,908	91,420
Rita Bornstein	36,500	48,011			5,758	90,270
Kriss Cloninger III	56,000	48,011			3,758	107,770
Clifford J. Grum	39,500	48,011			3,758	91,270
Joe R. Lee	36,500	48,011			3,758	82,270
Bob Marbut	14,000	68,011			3,758	85,770
Angel R. Martinez	36,500	48,011			3,758	88,270
Robert J. Murray	39,500	48,011			7,258	94,770
David R. Parker	54,500	48,011			3,758	106,270
Joyce M. Roché	27,500	58,011	4,645	(3)	7,258	97,415
J. Patrick Spainhour	33,500	48,011			3,758	85,270
M. Anne Szostak	54,500	48,011			7,258	109,770

(1)
Included in this column is the dollar amount recognized for FAS 123R purposes in connection with the grants of 2,360 shares of the Company's common stock in the form of restricted stock unit awards made to each Director. The value of awards was determined using the closing market price per share on the date of grant of the Company's common stock on the New York Stock Exchange, which was $30.86. Also included in this column is common stock received representing annual retainer amounts. See the discussion under "Compensation of Directors" below regarding receipt of stock in lieu of cash for annual retainer fees.

(2)
Includes product samples with a retail value of $2,720, dividend equivalents paid on restricted stock units granted in 2007 and, for Ms. Bertini, Dr. Bornstein, Ms. Roché, Ms. Szostak and Mr. Murray, a match on charitable contributions made in 2007 as part of the Company's matching gift program.

(3)
Represents a preferential amount of accrued interest in 2007 on Ms. Roché's deferred fees and expenses.

        The number of outstanding stock options, restricted stock awards and restricted stock units for each director at the 2007 fiscal year-end were, respectively: Ms. Bertini, 4,000, 1,500 and 2,360; Dr. Bornstein, 22,000, 1,500 and 2,360; Mr. Cloninger, 12,000, 1,500 and 2,360; Mr. Grum, 19,000, 1,500 and 2,360; Mr. Lee, 24,000, 1,500 and 2,360; Mr. Marbut, 22,000, 1,500 and 2,360; Mr. Martinez, 17,000, 1,500 and 2,360; Mr. Murray, 8,000, 1,500 and 2,360; Mr. Parker, 24,500, 1,500 and 2,360; Ms. Roché, 17,500, 1,500 and 2,360; Mr. Spainhour, 0, 1,500 and 2,360; Ms. Szostak, 17,000, 1,500 and 2,360.

Compensation of Directors

        The Company's objective is to align director compensation to the median of the competitive marketplace defined as the same Comparator Peer Group developed for executive compensation benchmarking. Annually, the Nominating and Governance Committee of the Board of Directors reviews Director compensation against the market and recommends adjustments where necessary. In 2007, an adjustment to the size of equity awards was made in order to align to the Comparator Peer Group median.

        Non-employee directors of the Company receive (i) an annual retainer fee of $40,000, (ii) for committee chairpersons, a retainer of $15,000 per year (other than the Executive Committee), (iii) a fee of $1,500 for each meeting of the Board and for each meeting of any committee attended (except in the case of telephonic meetings of the Audit, Finance and Corporate Responsibility Committee to review the financial statements prior to the Company's release of earnings, for which directors are paid $500), and (iv) grants of stock options, restricted stock and/or restricted stock units, as determined by the Nominating and Governance Committee of the Board of Directors. In 2007, the Nominating and Governance Committee approved grants of restricted stock units in the amount of 2,360 share units per Director intending to deliver a value of $70,800.

        Such non-employee directors receive one-half of their annual retainer fees in stock and the balance, at their election, in stock or cash. The Director Stock Plan also provides that a grant of 1,000 shares of Tupperware Brands Corporation common stock be made to each new non-employee director after three months of service on the Board.

        Non-employee directors may also participate in the Company's Matching Gift Program. Under the Program, the Company will match dollar for dollar up to $3,500 of a director's charitable gift to eligible organizations and institutions. Non-employee directors also receive compensation in the form of merchandise generally not exceeding $7,000.

2.     Proposal to Ratify the Appointment of Independent Auditors

        The Audit, Finance and Corporate Responsibility Committee has appointed PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 27, 2008, which appointment will be proposed for ratification at the annual meeting. PricewaterhouseCoopers LLP served as independent registered public accounting firm of the Company for fiscal year 2007.

        Services performed by PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2007 fiscal year included, among others: the annual audit of the consolidated financial statements, including work related to the audit of internal controls; audits of financial and related information included in filings with governmental and regulatory agencies, including audits of certain foreign subsidiaries in accordance with local statutory requirements; and consultations in connection with various financial reporting, accounting, tax and other matters.

        A representative of PricewaterhouseCoopers LLP will be present at the meeting to make a statement, if desired, and to respond to appropriate questions from shareholders.

        Although this matter is not required to be ratified by shareholders, the Company is seeking ratification in the interest of good corporate governance.

Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements and internal controls for fiscal years 2007 and 2006 and for reviews of the financial statements included in the Company's related Quarterly Reports on Form 10-Q during fiscal years 2007 and 2006 were $4,489,460 and $4,553,500, respectively.

Audit-Related Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for audit-related activities for the Company for 2007 and 2006 were $69,865 and $50,400, respectively. Such fees involved the following activities: employee benefit plan audits, attestation services and consultations concerning financial accounting and reporting matters in various of the countries in which the Company conducts business.

Tax Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for fiscal years 2007 and 2006 for tax-related services were $2,144,738 and $1,870,410, respectively. Such fees involved the following activities: tax compliance services, including the preparation of original and amended tax returns, claims for refunds and tax-payment planning services and transfer pricing documentation; and tax planning and tax advice, including assistance with tax audits and appeals, employee benefit plans, requests for rulings or technical advice from taxing authorities, bilateral advance pricing agreements, customs duty advice and competent authority proceedings. Of such tax fees paid to PricewaterhouseCoopers LLP in 2007, $1,317,840 related to tax compliance services and $826,898 related to tax planning and tax advisory services. In addition to the tax-related services of PricewaterhouseCoopers LLP, the Company incurred fees of approximately $979,996 for tax-related services of other accounting and law firms in 2007. Such fees included services relating to sales force tax issues, expatriate taxation, value-added taxes, payroll tax issues and income tax defense in major countries of operation.

All Other Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for fiscal years 2007 and 2006 for services other than those described in the preceding paragraphs, were $33,770 and $39,500, respectively. Such fees in 2007 were for permitted services for foreign subsidiaries such as salary, workforce planning and systems services, and in 2006 were for the license of a documentation software package to the Company's internal audit department.

Approval of Services

        The Audit, Finance and Corporate Responsibility Committee's policy is to approve the audit and non-audit services and the fees related thereto to be provided by PricewaterhouseCoopers LLP in advance of the service. During 2007 the Committee approved all of the foregoing services of PricewaterhouseCoopers LLP rendered to the Company.

Vote Required

        To be approved, the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 27, 2008 requires the affirmative vote of a majority of votes cast, which means that the votes cast "for" ratification must exceed the votes cast "against" ratification.

        THE BOARD AND THE AUDIT, FINANCE AND CORPORATE RESPONSIBILITY COMMITTEE RECOMMEND THAT YOU VOTE FOR THE ABOVE PROPOSAL.

3.     Proposal To Amend The Company's Restated Certificate Of Incorporation To Provide For The Annual Election Of Directors.

        The Board has adopted, and recommends for stockholder approval, a new Restated Certificate of Incorporation that, if approved by stockholders, would amend the Company's existing Certificate of Incorporation (the "Charter") to phase out the current board structure (pursuant to which directors serve three-year staggered terms) and provide instead for the annual election of all directors. In addition, the amendments would provide that directors elected for one-year terms may be removed by the stockholders either for or without cause, amending the provision of the existing Charter that permits removal only for cause.

        Under the present, classified board structure, directors of the Company are divided into three classes, with the directors in each class serving three-year terms, and are removable only for cause. The directors serve overlapping three-year terms, and the directors in only one class stand for election each year. If the amendments are adopted by stockholders, directors will be elected to one-year terms of office after the three-years terms of the directors of each class expire at the 2009, 2010 and 2011 Annual Meetings, and the directors so elected will be removable either for or without cause.

        In determining whether the amendments are in the best interests of the Company's stockholders, the Board considered arguments for maintaining, as well as for eliminating, the classified board structure. Several arguments favored its retention. The overlapping three-year terms of directors promote continuity and stability of management by ensuring that, at any given time, two-thirds of the directors have at least one year's experience on the Board. In addition, the Board believes that three-year director terms strengthen director independence by lessening the threat that a director who refuses to act in conformity with the wishes of management (or other directors) will not be renominated for office. The classified board structure also reduces the likelihood of an unsolicited and disadvantageous takeover of control of the Company, which might cause the Company's stockholders to receive less than an adequate price for their stock, because a would-be acquiror cannot replace a majority of the Board at a single annual meeting. And, because a would-be acquiror cannot easily remove directors serving on a classified board, the directors on the Board may possess greater bargaining power to obtain the best price from an acquiror and are likely to have more time to search for superior alternatives.

        The Board also considered the views of investors who believe that the classified board structure reduces the accountability of directors to stockholders because the directors serving on such a board do not face annual election. Since director elections are the primary means by which the stockholders can affect corporate management, a classified board structure may diminish stockholder influence over Company policy. Furthermore, a classified board structure may negatively affect stockholder value by eliminating the possibility of proxy contests in which the stockholders have an opportunity to vote for a slate of competing nominees to replace all of the incumbent directors.

        After weighing all of these considerations, the Board recommended the elimination of the classified board structure, and determined that the amendments are advisable and in the best interests of the Company and its stockholders. The amendments are described further below.

A.    Beginning At The 2009 Annual Meeting, Directors Who Stand For Election Will Serve One-Year Terms.

        If the Proposal is adopted by the Company's stockholders, Article VIII of the Charter will be amended to phase out the current division of the Board into three classes and to provide instead for the annual election of directors commencing with the class of directors standing for election at the 2009 Annual Meeting. To ensure a smooth transition to the new system, and to permit the current directors to serve out the three-year terms to which they were elected, the amendment to Article VIII will not shorten the term of any director elected at or before the 2008 Annual Meeting. The new procedures would, however, apply to all directors elected by stockholders after the 2008 Annual Meeting, including any current directors who are renominated after their current terms expire. Thus, the current Class I directors, who were elected at the 2006 Annual Meeting for three-year terms, would, if renominated, stand for election at the 2009 Annual Meeting for one-year terms. At the 2010 Annual Meeting, those Class I directors, together with the current Class II directors, whose three-year terms expire in 2010, would, if renominated, stand for election for one-year terms. Beginning with the 2011 Annual Meeting, the classification of the Board would terminate, and all directors would be subject to annual election.

B.    The Provision Requiring That Directors Be Removed By The Stockholders Only For Cause Will Be Amended To Provide That Directors Elected For One-Year Terms Are Removable Either For Or Without Cause.

        Article VIII of the Charter also provides that the Company's directors may be removed by the Company's stockholders only for cause. Under Delaware law, directors of companies that do not have classified boards may be removed by stockholders either for or without cause. Accordingly, if the proposed amendments are adopted, Article VIII would also be amended to phase out the current limitation on director removal by providing that directors elected to one-year terms of office may be removed either for or without cause. Directors serving the remainder of their three-year terms during the time in which the Board remains classified, however, will continue to be removable by the stockholders only for cause.

        The proposed amendments are set forth, in over stricken text and bold-faced type, in the pro forma Restated Certificate of Incorporation set forth in Appendix A to this Proxy Statement. The description of the amendments set forth in this Proxy Statement is qualified in its entirety by the actual provisions of the amendments.

Vote Required.

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ABOVE PROPOSAL.

4.     Other Matters

Discretionary Authority

        At the time of mailing of this proxy statement, the Board is not aware of any other matters which might be presented at the meeting. If any matter not described in this proxy statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

Notice Requirements

        The Company's By-laws require written notice to the Company of a nomination for election as a director (other than a nomination by the Board) and of the submission of a proposal (other than a proposal by the Board or a proposal submitted for inclusion in the Company's proxy solicitation materials as described below) for consideration at an annual meeting of shareholders. The notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be. Any shareholder who desires to nominate a candidate for director election or submit a proposal to be raised from the floor during the Company's 2009 annual meeting of shareholders, other than a proposal submitted for inclusion in the Company's proxy soliciting material, should send to the Secretary of the Company a signed written notice of such nomination or proposal (as applicable), which must be received no later than March 5, 2009, and no earlier than February 13, 2009, and must comply with the applicable requirements of the By-Laws. A copy of the applicable By-law provisions may be obtained, without charge, upon written request to the Corporate Secretary of the Company at its principal executive offices.

        In addition to the foregoing, any shareholder who desires to have a proposal considered for inclusion in the Company's proxy soliciting material relating to the Company's 2009 annual meeting of shareholders should send to the Corporate Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than November 30, 2008.

Expenses and Methods of Solicitation

        The Company will pay the expenses of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communication, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's common stock and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

        Georgeson Shareholder Communications Inc. has been retained by the Company to assist in the solicitation of proxies for a fee not to exceed $8,500 plus reimbursement for out-of-pocket expenses, to be borne by the Company.

Delivery of Documents

        Only one annual report to shareholders and proxy statement is being delivered to multiple shareholders of the Company sharing an address unless the Company or its agent has received contrary instructions from a shareholder. However, if under this procedure a shareholder who would not otherwise receive an individual copy of such documents desires to receive a copy, or if shareholders at the same address are receiving multiple copies of proxy materials and would like to receive one set, they may submit their request by contacting the Company's Secretary in writing at P.O. Box 2353, Orlando, FL 32802 or by calling 1-407-826-5050.

By order of the Board of Directors
Thomas M. Roehlk Executive Vice President, Chief Legal Officer & Secretary

Dated: March 28, 2008

        Your Vote Is Important. Please Complete and Sign the Enclosed Proxy or Submit a Proxy Telephonically or Electronically in Accordance with the Enclosed Instructions.
If You are Submitting a Proxy by Mail, Complete and Sign the Enclosed Proxy and
Return It Promptly in the Accompanying Postpaid Envelope.

Appendix A

RESTATED CERTIFICATE

OF

INCORPORATION

OF

TUPPERWARE BRANDS CORPORATION
(Originally incorporated on February 8, 1996
under the name Tupperware Corporation)

ARTICLE I

        The name of the corporation (which is hereinafter referred to as the "Corporation") is:

Tupperware Brands Corporation

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

        (A)    Authorized Stock.    The total number of shares of stock which the Corporation shall have authority to issue is 800,000,000, consisting of 600,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 200,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

        (B)    Preferred Stock.    The Preferred Stock may be issued from time to time in one or more series. In addition to a series of Preferred Stock designated as "Series A Junior Participating Preferred Stock", the terms of which are set forth in the attached Exhibit A, the Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

            (i)  The designation of the series, which may be by distinguishing number, letter or title.

           (ii)  The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

          (iii)  Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

          (iv)  The dates at which dividends, if any, shall be payable.

           (v)  The redemption rights and price or prices, if any, for shares of the series.

          (vi)  The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

         (vii)  The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

        (viii)  Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

          (ix)  Restrictions on the issuance of shares of the same series or of any other class or series.

           (x)  The voting rights, if any, of the holders of shares of the series.

          (xi)  Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

        (C)    Common Stock.    The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

        (D)    Vote.    Except as may be provided in this Certificate of lncorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

        (E)    Record Holders.    The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

        The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

        (A)  The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

        (B)  Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

        (C)  Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

        (D)  Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

        (E)  Provisions which permit the Corporation to redeem or exchange such rights.

        (F)  The appointment of a rights agent with respect to such rights.

        Notwithstanding anything contained in this Certificate of lncorporation to the contrary, the affirmative vote of the holders of a majority of the voting power of the capital stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article V.

ARTICLE VI

        (A)  In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

            (i)  to adopt, amend or repeal the By-laws of the Corporation, provided, however, that the By-laws may also be altered, amended or repealed by the affirmative vote of the holders of a majority of the voting power of the capital stock outstanding and entitled to vote thereon, voting together as a single class; and

           (ii)  from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

        (B)  The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the voting power of the capital stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with subparagraph (i) of paragraph (A) of this Article VI.

ARTICLE VII

        Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the voting power of the capital stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article VII.

ARTICLE VIII

        (A)  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

        (B)  Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

        (C)  The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be and are divided into three classes, ~~as nearly equal in number as possible, and~~ designated as Class I, Class II and Class III~~. Class I~~; provided, however, that such division shall terminate at the third annual meeting held after the 2008 Annual Meeting of the stockholders of the Corporation (the "2008 Meeting"). The terms of the directors serving in Class I shall ~~be initially elected for a term expiring~~expire at the ~~1997~~first annual meeting ~~of stockholders,~~held after the 2008 Meeting; the terms of the directors serving in Class II ~~directors~~ shall ~~be initially elected for a term expiring~~expire at the ~~1998~~second annual meeting ~~of stockholders, and~~held after the 2008 Meeting; and the terms of the directors serving in Class III ~~directors~~ shall ~~be initially elected for a term expiring~~expire at the ~~1999 annual meeting of stockholders. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of~~third annual meeting held after the 2008 Meeting. Notwithstanding the preceding sentence, but subject to the rights of the holders of any series of Preferred Stock entitled to elect additional directors under specific circumstances, each director elected by the stockholders of the Corporation~~, the successors of the class of directors whose term expires at that meeting shall be elected to hold office~~ after the 2008 Meeting shall serve for a term expiring at the first annual meeting ~~of stockholders held in the third year following the year of~~ held after such director's election~~, and~~. Directors shall hold office until their successors are elected and qualified.

        (D)  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, ~~any~~a director may be removed from office ~~at any time, but only~~, either for or without cause ~~and only~~, by the affirmative vote of the holders of a majority of the voting power of the capital stock outstanding and entitled to vote thereon, voting together as a single class; provided, however, that if such director is serving the remainder of a term expiring at the third annual meeting held after his or her election as provided in Paragraph (C) of this Article VIII, he or she may be removed only for cause.

        (E)  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the voting power of the capital stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article VIII.

ARTICLE IX

        Section 1.    Vote Required for Certain Business Combinations.

        (A)    Higher Vote for Certain Business Combinations.    In addition to any affirmative vote required, by law or this Certificate of Incorporation or by any Preferred Stock Designation, and except as otherwise expressly provided in Section 2 of this Article IX:

            (i)  any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

           (ii)  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all Affiliates of the

  Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

          (iii)  the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of any Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

          (iv)  the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or

           (v)  any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is Beneficially Owned (as hereinafter defined) by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of a majority of the voting power of the capital stock outstanding and entitled to vote thereon, voting together as a single class. Such affirmative vote shall be required notwithstanding any other provision of this Certificate of Incorporation, any Preferred Stock Designation or any provision of law or of any agreement with any national securities exchange or otherwise which might otherwise permit a lesser vote or no vote.

        (B)    Definition of "Business Combination."    The term "Business Combination" as used in this Article IX shall mean any transaction described in any one or more of clauses (i) through (v) of paragraph (A) of this Section 1.

        Section 2.    When Higher Vote Is Not Required.    The provisions of Section 1 of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Certificate of Incorporation and any Preferred Stock Designation, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, the condition specified in the following paragraph (A) is met or, in the case of any other Business Corporation, the conditions specified in either of the following paragraph (A) or (B) are met:

        (A)    Approval by Continuing Directors.    The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that this condition shall not be capable of satisfaction unless there are at least five Continuing Directors.

        (B)    Price and Procedure Requirements.    All of the following conditions shall have been met:

            (i)  The consideration to be received by holders of shares of a particular class (or series) of outstanding capital stock (including Common Stock and other than Excluded Preferred Stock (as hereinafter defined)) shall be in cash or in the same form as the Interested Stockholder or any of its Affiliates has previously paid for shares of such class (or series) of capital stock. If the Interested Stockholder or any of its Affiliates have paid for shares of any class (or series) of capital stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class (or series) of capital stock shall be either cash or the form used to acquire the largest number of shares of such class (or series) of capital stock previously acquired by the Interested Stockholder.

           (ii)  The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the date (the "Consummation Date") of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event):

            (a)   (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by them within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in any transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher, plus interest compounded annually from the first date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date") through the Consummation Date at the publicly announced base rate of interest of Citibank N.A. (or such other major bank headquartered in the City of New York as may be selected by the Continuing Directors) from time to time in effect in the City of New York, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; and

            (b)   the Fair Market Value per share of Common Stock on the Announcement Date or the Determination Date, whichever is higher.

          (iii)  The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class (or series), other than Common Stock or Excluded Preferred Stock, of outstanding capital stock shall be at least equal to the highest of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event), it being intended that the requirements of this paragraph (B)(iii) shall be required to be met with respect to every such class (or series) of outstanding capital stock whether or not the Interested Stockholder or any of its Affiliates has previously acquired any shares of a particular class (or series) of capital stock:

            (a)   (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class (or series) of capital stock acquired by them within the two-year period immediately prior to the Announcement Date or in any transactions in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the publicly announced base rate of interest of Citibank N.A. (or such other major bank headquartered in the City of New York as may be selected by the Continuing Directors) from time to time in effect in the City of New York, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class (or series) of capital stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of such class (or series) of capital stock;

            (b)   the Fair Market Value per share of such class (or series) of capital stock on the Announcement Date or on the Determination Date, whichever is higher, and

            (c)   the highest preferential amount per share, if any, to which the holders of shares of such class (or series) of capital stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

          (iv)  After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; provided, however, that no approval by Continuing Directors shall satisfy the requirements of this subparagraph (iv) unless at the time of such approval there are at least five Continuing Directors.

           (v)  After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Stockholder's or Affiliate's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (vi)  A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         (vii)  Such Interested Stockholder shall have supplied the Corporation with such information as shall have been requested pursuant to Section 4 of this Article IX within the time period set forth therein.

        Section 3.    For the purposes of this Article IX:

        (1)   A "person" means any individual, limited partnership, general partnership, corporation or other firm or entity.

        (2)   "Interested Stockholder" means any person (other than the Corporation or any Subsidiary) who or which:

            (i)  is the beneficial owner (as hereinafter defined), directly or indirectly, of ten percent or more of the voting power of the outstanding Voting Stock; or

           (ii)  is an Affiliate or an Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding Voting Stock; or

          (iii)  is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, or any successor act thereto.

        (3)   A person shall be a "beneficial owner" of, or shall "Beneficially Own", any Voting Stock:

            (i)  which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3, or any successor rule thereto, under the Securities Exchange Act of 1934, as amended, or any successor act thereto; or

           (ii)  which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

          (iii)  which are beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in subparagraph (ii) of this paragraph (3)) or disposing of any shares of Voting Stock;

provided, however, that in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

        (4)   For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (2) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this Section 3 but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        (5)   "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any successor rule thereto.

        (6)   "Subsidiary" means any person of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (2) of this Section 3, the term "Subsidiary" shall mean only a person of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

        (7)   "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

        (8)   "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section 4 of this Article IX; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in accordance with Section 4 of this Article IX.

        (9)   In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (B)(ii) of Section 2 of this Article IX shall include the shares of Common Stock and/or the shares of any other class (or series) of outstanding capital stock retained by the holders of such shares.

        (10) "Whole Board" means the total number of directors which this Corporation would have if there were no vacancies.

        (11) "Excluded Preferred Stock" means any series of Preferred Stock with respect to which the Preferred Stock Designation creating such series expressly provides that the provisions of this Article IX shall not apply.

        (12) "Voting Stock" means the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

        Section 4.    (a) A majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article IX, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the applicable conditions set forth in paragraph (B) of Section 2 have been met with respect to any Business Combination, (v) the Fair Market Value of stock or other property in accordance with paragraph (8) of Section 3 of this Article IX, and (vi) whether the assets which are the subject of any Business Combination referred to in paragraph (l)(A)(ii) of Section 1 have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in paragraph (l)(A)(iii) of Section 1 has, an aggregate Fair Market Value of $10,000,000 or more.

        (b)   A majority of the Whole Board shall have the right to demand, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors shall have the right to demand, that any person who it is reasonably believed is an Interested Stockholder (or holds of record shares of Voting Stock Beneficially Owned by any Interested Stockholder) supply this Corporation with complete information as to (i) the record owner(s) of all shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder, (ii) the number of, and class or series of, shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (iii) any other factual matter relating to the applicability or effect of this Article IX, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

        Section 5.    No Effect on Fiduciary Obligations of Interested Stockholders.    Nothing contained in this Article IX shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

        Section 6.    Amendment, Repeal, etc.    Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be permitted by law, this Certificate of Incorporation, any Preferred Stock Designation or the By-laws of the Corporation), but in addition to any affirmative vote of the holders of any particular class of stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of a majority of the voting power of the capital stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article IX of this Certificate of Incorporation.

ARTICLE X

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article X by the stockholders shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or appeal.

ARTICLE XI

        Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article XI. Any amendment or repeal of this Article XI shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE XII

        In furtherance and not in limitation of the powers conferred by law or in this Certificate of lncorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board of Directors or such committee may determine to be reasonably necessary or desirable to (A) encourage any person (as defined in Article IX of this Certificate of Incorporation) to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board of Directors or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

ARTICLE XIII

        The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, or any Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XIII; provided, however, that any amendment or repeal of Article X or Article XI of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of this Corporation has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law and has been executed by its duly authorized officer this    day of                         , ~~2007.~~2008.

TUPPERWARE BRANDS CORPORATION
By:
	Name:	Thomas M. Roehlk
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Exhibit 3.1

Exhibit A

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

        Section 1.    Designation and Amount.    The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 900,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

        Section 2.    Dividends and Distributions.

        (a)   Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share of the Corporation (the "Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (b)   The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (c)   Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

        Section 3.    Voting Rights.    The holders of shares of Series A Preferred Stock shall have the following voting rights:

        (a)   Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (b)   Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (c)   Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

        Section 4.    Certain Restrictions.

        (a)   Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

              (i)  declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

             (ii)  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

            (iv)  redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (b)   The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5.    Reacquired Shares.    Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

        Section 6.    Liquidation, Dissolution or Winding Up.    Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 7.    Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 8.    No Redemption.    The shares of Series A Preferred Stock shall not be redeemable.

        Section 9.    Rank.    The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

        Section 10.    Amendment.    The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

COMPANY #

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 14, 2008
1:00 p.m.
HYATT REGENCY ORLANDO INTERNATIONAL AIRPORT
9300 Airport Boulevard
Orlando, Florida 32827

Information regarding attending the Tupperware Brands Corporation 2008 Annual Meeting is available in the proxy statement, which can be reviewed at www.ematerials.com/tup

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 14, 2008.

Notice is hereby given that the Annual Meeting of Stockholders of Tupperware Brands Corporation will be held at the Hyatt Regency Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida 32827 on Wednesday, May 14, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report on Form 10-K are available at www.ematerials.com/tup

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 1, 2008 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

        The Board of Directors recommends that you vote FOR the following proposals:

  1.
  Election of Directors

  2.
  Ratify the Appointment of the Independent Registered Public Accounting Firm

  3.
  Amend the Company's Restated Certificate of Incorporation to Provide for the Annual Election of Directors

You may immediately
vote your proxy
on the Internet at:

www.eproxy.com/tup

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. ET on May 13, 2008.

  •
  Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet—Access the Internet and go to	www.ematerials.com/tup.	Follow the instructions to log in, and order copies.

Telephone—Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email—Send us an email at    ep@ematerials.com    with "TUP Materials Request" in the subject line. The email must include:

  •
  The 3-digit company # and the 11-digit control # located in the box in the upper right-hand corner of this notice.

  •
  Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

  •
  If you choose email delivery you must include the email address.

  •
  If you would like this election to apply to delivery of material for all future meetings, write the word "Permanent" and include the last 4 digits of your Tax ID number in the email.

TUPPERWARE BRANDS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 14, 2008
1:00 p.m.

HYATT REGENCY ORLANDO INTERNATIONAL AIRPORT
9300 Airport Boulevard
Orlando, Florida 32827

Tupperware Brands Corporation 14901 S. Orange Blossom Trail Orlando, Florida 32837	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 14, 2008.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" all nominees in Item 1 and "FOR" Items 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Thomas M. Roehlk and Michael S. Poteshman, and either of them acting in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY INTERNET — http://www.eproxy.com/tup/ — QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on May 13, 2008.
•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on May 13, 2008.
•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tupperware Brands Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR All Nominees in Item 1 and FOR Items 2, and 3.
1.	Election of directors:	01 Catherine A. Bertini	☐	For	☐	Against	☐	Abstain
		02 Clifford J. Grum	☐	For	☐	Against	☐	Abstain
		03 Angel R. Martinez	☐	For	☐	Against	☐	Abstain
		04 Robert M. Murray	☐	For	☐	Against	☐	Abstain
V Please fold here V
2.	The Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm		☐	For	☐	Against	☐	Abstain
3.	The Proposal to Amend the Company's Restated Certificate of Incorporation to Provide for the Annual Election of Directors		☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND FOR EACH NOMINEE FOR DIRECTOR.
Address Change? Mark Box Indicate changes below:	☐	I plan to attend the meeting. If you check this box an admission ticket will be sent to you.	☐
Dated:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

TUPPERWARE BRANDS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 14, 2008
1:00 p.m.

HYATT REGENCY ORLANDO INTERNATIONAL AIRPORT
9300 Airport Boulevard
Orlando, Florida 32827

Tupperware Brands Corporation 14901 S. Orange Blossom Trail Orlando, Florida 32837	VOTING INSTRUCTION CARD

VOTING INSTRUCTIONS TO TRUSTEE FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

May 14, 2008

As a participant in the Tupperware Brands Corporation Retirement Savings Plan, you have the right to give instructions to the trustee of such plan as to the voting of certain shares of the Corporation's common stock at the Corporation's annual meeting of shareholders to be held on May 14, 2008 and at any adjournment thereof. In this connection, please follow the voting instructions on the reverse side of this card and either vote telephonically, electronically, or sign and date it, and return this card promptly in the postage-paid envelope provided.

Regardless of the number of shares held in trust on your behalf, exercising your voting instruction right is very important.

This voting instruction card when properly executed will be voted in the manner directed. If no direction is made, this voting instruction card will be taken as authority to vote FOR the election of all nominees in Item 1 and to vote FOR Items 2 and 3, and in the discretion of the proxies, to vote upon any other matter which may properly come before the meeting and any adjournment thereof. If this card is not returned or is returned unsigned, the trustee will vote the shares in accordance with the terms of the Defined Contribution Trust.

☒    Please mark votes as indicated in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND
"FOR" ITEMS 2 AND 3.

See reverse side for voting instructions.

There are three ways to submit your Voting Instruction Card

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your voting instruction card.	COMPANY #

VOTE BY INTERNET — http://www.eproxy.com/tup/ — QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on May 9, 2008.
•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on May 9, 2008.
•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tupperware Brands Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR All Nominees in Item 1 and FOR Items 2, and 3.
1.	Election of directors:	01 Catherine A. Bertini	☐	For	☐	Against	☐	Abstain
		02 Clifford J. Grum	☐	For	☐	Against	☐	Abstain
		03 Angel R. Martinez	☐	For	☐	Against	☐	Abstain
		04 Robert M. Murray	☐	For	☐	Against	☐	Abstain
V Please fold here V
2.	The Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm		☐	For	☐	Against	☐	Abstain
3.	The Proposal to Amend the Company's Restated Certificate of Incorporation to Provide for the Annual Election of Directors		☐	For	☐	Against	☐	Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND FOR EACH NOMINEE FOR DIRECTOR.
Address Change? Mark Box Indicate changes below:	☐
Dated:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

GENERAL INFORMATION
SECURITY OWNERSHIP OF MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
REPORT OF THE AUDIT, FINANCE AND CORPORATE RESPONSIBILITY COMMITTEE
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
SUMMARY COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
2007 GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007
OPTION EXERCISES AND STOCK VESTED IN 2007
PENSION BENEFITS
2007 PENSION BENEFITS TABLE
2007 NON-QUALIFIED DEFERRED COMPENSATION
2007 NON-QUALIFIED DEFERRED COMPENSATION TABLE (1)
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
CHANGE-IN-CONTROL PAYMENTS
2007 DIRECTOR COMPENSATION
  Appendix A
RESTATED CERTIFICATE OF INCORPORATION OF TUPPERWARE BRANDS CORPORATION (Originally incorporated on February 8, 1996 under the name Tupperware Corporation)
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX
ARTICLE X
ARTICLE XI
ARTICLE XII
ARTICLE XIII
  Exhibit 3.1
  Exhibit A